UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a−6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a−12

Rexahn Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

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REXAHN PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held June 9, 2016

To our shareholders:

Notice is hereby given that the Annual Meeting of the Shareholders (the “Annual Meeting”) of Rexahn Pharmaceuticals, Inc. (the “Company”) will be held on June 9, 2016, at 8:30 a.m. (local time), at the Radisson Hotel, 3 Research Court, Rockville, Maryland 20850.  The Annual Meeting is called for the following purposes:

1.	to elect as directors the seven nominees named in the accompanying proxy statement to a term of one year each, or until their successors have been elected and qualified;

2.	to ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016;

3.	to approve an amendment and restatement of the Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan (the “2013 Plan”), including to provide for awards of restricted stock or restricted stock units; and

4.	to consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed April 13, 2016 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.  Only shareholders of record at the close of business on that date will be entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to promptly either sign, date and return the enclosed proxy card or vote via the Internet or by telephone by following the instructions provided on the Notice of Internet Availability of Proxy Materials sent to shareholders who hold their shares through a broker, bank, or other nominee. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors,

Peter Brandt
Chairman of the Board of Directors

April 18, 2016

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on June 9, 2016:

Copies of our Proxy Materials, consisting of the Notice of Annual Meeting, the Proxy Statement and our 2015 Annual Report are available at http://www.viewproxy.com/rexahn/2016

REXAHN PHARMACEUTICALS, INC.

15245 Shady Grove Road, Suite 455
Rockville, Maryland 20850
(240) 268-5300

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be held June 9, 2016

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Rexahn Pharmaceuticals, Inc. (the “Company”) for the Annual Meeting of Shareholders to be held at the Radisson Hotel, located at 3 Research Court, Rockville, Maryland 20850, on June 9, 2016, at 8:30 a.m. (local time) and for any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

As permitted by Securities and Exchange Commission (“SEC”) rules, we are providing access to our proxy materials (the “Proxy Materials”), consisting of the Notice of Annual Meeting, this Proxy Statement and a proxy card (the “Proxy Card”), and our 2015 Annual Report to Shareholders, by notifying shareholders who hold their shares in “street name” with a broker, bank or other nominee as of the close of business on April 13, 2016 (the “Record Date”) of the Proxy Materials’ availability on the Internet.  The Notice of Internet Availability of Proxy Materials (the “Notice”), which contains instructions on how to access this Proxy Statement and our 2015 Annual Report online, is first being sent or made available to shareholders on or about April 25, 2016.  If you received a Notice by mail, you will not receive a printed copy of the Proxy Materials by mail unless you request them.  To request a printed copy of the Proxy Materials, follow the instructions included in the Notice.  We are providing our Proxy Materials to record shareholders by sending a printed copy of the full set of Proxy Materials by mail.

Upon written request, we will provide, without charge, copies of our Proxy Statement, the 2015 Annual Report, and the Proxy Card to any shareholder of record, or to any shareholder who owns common stock listed in the name of a bank, broker or other nominee, at the close of business on the Record Date. Any request for a copy of the Proxy Materials should be mailed to Tae Heum Jeong, Rexahn Pharmaceuticals, Inc., 15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Q:	Why are these materials being made available to me?

A:	The Proxy Materials are being provided to you in connection with the Annual Meeting and include this Proxy Statement and the related Proxy Card that are being used in connection with the Board of Directors’ solicitation of proxies for the Annual Meeting. The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process and certain other required information.

Q:	Why did I receive a Notice instead of a full set of printed Proxy Materials?

A:	SEC rules allow us to provide access to our Proxy Materials over the Internet instead of mailing a full set of such materials to shareholders. Shareholders whose shares are registered in the name of a bank, broker or other nominee as of the Record Date will only receive the Notice unless they requested that printed Proxy Materials be mailed to them. Shareholders who receive the Notice may access our Proxy Materials over the Internet using the directions set forth in the Notice and, by following the instructions in the Notice, these shareholders may request that a full set of printed Proxy Materials be sent to them. We have chosen to send the Notice to these shareholders, instead of automatically sending a full set of printed copies to all shareholders, because we can reduce the impact of printing our Proxy Materials on the environment and save on the costs of printing and mailing incurred by the Company. We are sending printed Proxy Materials to shareholders of record.

Q:	How do I access the Company’s Proxy Materials online?

A:	The Notice provides instructions for accessing the Proxy Materials over the Internet, and includes the Internet address where those materials are available. The Company’s Proxy Statement for the Annual Meeting and 2015 Annual Report to Shareholders can also be viewed on the Company’s website at www.rexahn.com.

Q:	If I received a Notice, how do I request a paper copy of the Proxy Materials?

A:	If you received a Notice, a paper copy of the Company’s Proxy Materials will be made available at no cost to you, but it will only be sent to you if you request it. To request a paper copy of the Proxy Materials, follow the instructions on the Notice that you received. You will be able to request a copy of the Proxy Materials by sending an email to the email address set forth in the Notice, by going to the Internet address set forth in the Notice or by calling the phone number provided in the Notice.

Q:	What shares owned by me can be voted?

A:	All shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) owned by you as of the close of business on the Record Date may be voted by you. Each share of Common Stock is entitled to one vote. These shares include those (1) held directly in your name as the shareholder of record (“Shareholder of Record”), and (2) held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the Record Date?

A:	The Record Date is April 13, 2016. Only Shareholders of Record as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q:	How many shares are outstanding?

A:	As of the Record Date, the Company had 213,173,785 shares of Common Stock outstanding.

Q:	What is the difference between holding shares as a Shareholder of Record and as a beneficial owner?

A:	As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, the Shareholder of Record.  As the Shareholder of Record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and your broker, bank or other nominee is considered, with respect to those shares, the Shareholder of Record.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting.  However, because you are not the Shareholder of Record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker, bank or other nominee.  Your broker, bank or other nominee has provided voting instructions for you to use.  If you wish to attend the Annual Meeting and vote in person, please contact your broker, bank or other nominee so that you can receive a legal proxy to present at the Annual Meeting.

Q:	What am I voting on?

A:	You are being asked to vote on (1) the election as directors of the seven nominees named in this Proxy Statement to a term of one year each, or until their successors have been elected and qualified, (2) the ratification of the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016, and (3) the approval of an amendment and restatement of the Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan (the “2013 Plan”), including to provide for awards of restricted stock or restricted stock units.

The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Q:	How do I vote?

A:	Shareholders of Record may vote by completing and signing the enclosed Proxy Card and returning it promptly in the enclosed postage prepaid, addressed envelope, or at the Annual Meeting in person. We will pass out written ballots to anyone who is eligible to vote at the Annual Meeting. Beneficial owners whose shares are registered in the name of a broker, bank or other nominee may vote via the Internet or by telephone by following the instructions contained on the Notice. Proxy Cards properly executed and delivered by shareholders (by mail or via the Internet) and timely received by us will be voted in accordance with the instructions contained therein. If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return a Proxy Card by mail, unless you are revoking your proxy. If you hold your shares in “street name” through a broker, bank or other nominee, and are therefore not a Shareholder of Record, you must request a legal proxy from your broker, bank or other nominee in order to vote at the Annual Meeting.

Q:	How many votes do you need to hold the Annual Meeting?

A:	Forty percent of the Company’s issued and outstanding shares of Common Stock as of the Record Date must be present at the Annual Meeting, either in person or by proxy, in order to hold the Annual Meeting and conduct business. This is called a quorum.

Q:	How many votes must the director nominees have to be elected?

A:	In order for a director to be elected, he must receive the affirmative vote of a plurality of the shares voted. There is no cumulative voting for our directors or otherwise.

Q:	What are the voting requirements to approve the other proposals?

A:	The affirmative vote of a majority of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the Company’s independent auditors and to approve the amendment and restatement of the Company’s stock option plan.

Q:	Who will count the votes?

A:	Votes at the Annual Meeting will be counted by an inspector of election, who will be appointed by the Board of Directors or the chairman of the Annual Meeting.

Q:	What is the effect of not voting?

A:	If you are a beneficial owner of shares in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions then, under applicable rules, the broker, bank or other nominee that holds your shares can generally vote on “routine” matters, but cannot vote on “non‑routine” matters. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

Proposal No. 2 (ratification of the appointment of Baker Tilly as the independent registered public accounting firm) is a matter the Company believes will be considered “routine.” Proposal No. 1 (election of directors) and Proposal No. 3 (amendment and restatement of the 2013 Plan) are matters the Company believes will be considered “non-routine.”

If you are a Shareholder of Record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.  If you are a Shareholder of Record and you properly sign and return your Proxy Card, your shares will be voted as you direct.  If no instructions are indicated on such Proxy Card and you are a Shareholder of Record, shares represented by the proxy will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, namely “FOR” all the director nominees, “FOR” the ratification of the appointment of Baker Tilly as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and “FOR” the approval of the amendment and restatement of the 2013 Plan.

Q:	How are broker non-votes and abstentions treated?

A:	Broker non-votes and abstentions with respect to a proposal are counted as present or represented by proxy for purposes of establishing a quorum. If a quorum is present, broker non-votes and abstentions will have no effect on the outcome of the election of directors or the amendment and restatement of the 2013 Plan, but abstentions will count as votes against the ratification of Baker Tilly as the Company’s independent public accountant.

Q:	Can I revoke my proxy or change my vote after I have voted?

A:	You may revoke your proxy and change your vote by voting again via the Internet or telephone, by completing, signing, dating and returning a new Proxy Card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. Only your latest dated Proxy Card received at or prior to the Annual Meeting will be counted. Your attendance at the Annual Meeting will not have the effect of revoking your proxy unless you forward written notice to the Secretary of the Company at the above stated address or you vote by ballot at the Annual Meeting.

Q:	What does it mean if I receive more than one Proxy Card?

A:	It means that you have multiple accounts at the transfer agent and/or with brokers, banks or other nominees. To ensure that all of your shares in each account are voted, please sign and return all Proxy Cards, vote with respect to all accounts via the Internet or by telephone, or, if you plan to vote at the Annual Meeting, contact each broker, bank or other nominee so that you can receive all necessary legal proxies to present at the Annual Meeting.

Q:	What are the costs of soliciting these proxies and who will pay?

A:	The Company will bear the costs of preparing, printing, assembling, and mailing the Proxy Materials and of soliciting proxies. In addition to solicitations by mail, the Company and its directors, officers and employees may solicit proxies by telephone and email. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our Common Stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Q:	May the Company postpone or adjourn the Annual Meeting?

A:	If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company may postpone or adjourn the Annual Meeting in order to solicit additional votes. The enclosed Proxy Card requests authority for the proxy holders, in their discretion, to vote the shareholders’ common shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Q:	Do I have appraisal or similar dissenter’s rights?

A:	Appraisal rights and similar rights of dissenters are not available to shareholders in connection with proposals brought before the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The Board of Directors will announce the voting results at the Annual Meeting. The Company will also publish the results in a Current Report on Form 8-K within four business days after the date of the Annual Meeting. The Company will file that report with the SEC, and you can get a copy:

•	by contacting the Company’s corporate offices via phone at (240) 268-5300 or by e-mail at ir@rexahn.com; or

•	through the SEC’s EDGAR system at www.sec.gov or by contacting the SEC’s public reference room at 1-800-SEC-0330.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The table below sets forth the beneficial ownership of our Common Stock as of April 13, 2016 by the following individuals or entities:

•	each person, or group of affiliated persons, known to us to beneficially own 5% or more of the outstanding Common Stock;

•	each director and nominee;

•	each named executive officer identified in the Summary Compensation Table; and

•	all current directors and executive officers as a group.

As of April 13, 2016, 213,173,785 shares of our Common Stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of our Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that will be subject to options or other convertible securities held by that person that are exercisable as of April 13, 2016, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. In addition, unless otherwise indicated, the address for each person named below is c/o Rexahn Pharmaceuticals, Inc., 15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850.

	Shares of Rexahn Pharmaceuticals Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Percentage
Directors and Executive Officers:
Chang H. Ahn	7,418,333	(1)	3.5%
Peter Suzdak	1,995,000	(2)	*
Charles Beever	360,000	(3)	*
Kwang Soo Cheong	353,000	(4)	*
Peter Brandt	420,000	(5)	*
Mark Carthy	170,000	(6)	*
Richard J. Rodgers	120,000	(7)	*
Tae Heum Jeong	1,193,333	(8)	*
Rakesh Soni	608.200	(9)	*
Ely Benaim	450,000	(10)	*
All current executive officers and directors as a group (9 persons)	12,479,666	(11)	5.9%

Holders of more than 5% of shares
Sabby Management, LLC**	15,625,000	(12)	7.3%
Empery Asset Management, LP***	14,521,537	(13)	6.8%

*	Represents less than 1% of the issued and outstanding shares of the Company’s Common Stock as of April 13, 2016.

**	10 Mountainview Road, Suite 205, Upper Saddle River NJ 07458

***	1 Rockefeller Plaza, Suite 1205, New York NY 10020

(1)	Includes Dr. Ahn’s options to purchase 908,333 shares of Common Stock that are currently exercisable or exercisable within 60 days of April 13, 2016 and 500,000 shares held by Dr. Ahn’s spouse.

(2)	Includes Dr. Suzdak’s options to purchase 1,935,000 shares of Common Stock that are currently exercisable or exercisable within 60 days of April 13, 2016.

(3)	Includes Mr. Beever’s options to purchase 350,000 shares of Common Stock that are currently exercisable or exercisable within 60 days of April 13, 2016.

(4)	Includes Dr. Cheong’s options to purchase 350,000 shares of Common Stock that are currently exercisable or exercisable within 60 days of April 13, 2016.

(5)	Includes Mr. Brandt’s options to purchase 270,000 shares of Common Stock that are currently exercisable or exercisable within 60 days of April 13, 2016.

(6)	Includes Mr. Carthy’s options to purchase 170,000 shares of Common Stock that are currently exercisable or exercisable within 60 days of April 13, 2016.

(7)	Includes Mr. Rodgers’ options to purchase 120,000 shares of Common Stock that are currently exercisable or exercisable within 60 days of April 13, 2016.

(8)	Includes Dr. Jeong’s options to purchase 688,333 shares of Common Stock that are currently exercisable or exercisable within 60 days of April 13, 2016.

(9)	Includes Mr. Soni’s options to purchase 605,500 shares of Common Stock that are currently exercisable or exercisable within 60 days of April 13, 2016.

(10)	Includes Dr. Benaim’s options to purchase 450,000 shares of Common Stock that are currently exercisable or exercisable within 60 days of April 13, 2016.

(11)	Includes options to purchase 5,241,666 shares of Common Stock that are currently exercisable or exercisable within 60 days of April 13, 2016.

(12)	Based solely on a Schedule 13G filed with the SEC on February 29, 2016. This shareholder is deemed to be the beneficial owner with shared voting and dispositive power over 15,625,000 shares. This figure does not include warrants to purchase 11,718,750 shares of Common Stock, the exercise of which is subject to a beneficial ownership limitation.

(13)	Based solely on a Schedule 13G/A filed with the SEC on January 19, 2016. This shareholder is deemed to be the beneficial owner with shared voting and dispositive power over 14,521,537 shares. This figure does not include warrants to purchase 12,500,000 shares of Common Stock, the exercise of which is subject to a beneficial ownership limitation.

PROPOSAL 1: ELECTION OF DIRECTORS

Seven director nominees have been nominated for election at the Annual Meeting to serve a one-year term until the next Annual Meeting in 2017.  All of the nominees currently serve as directors of the Company.  All nominees have consented to being named in this Proxy Statement and to serve if elected.

The Board of Directors recommends that the nominees listed below be elected as directors of the Company.  The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.  However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote (unless authority has been withdrawn) for the election of such person or persons as shall be designated by management.

The following table sets forth the names, ages and positions of our nominees for directors.  All of the director nominees are currently members of our Board of Directors.

Name	Age	Position
Peter Brandt	59	Chairman of the Board of Directors
Chang H. Ahn	64	Chairman Emeritus, Director and Chief Scientist
Peter Suzdak	57	Chief Executive Officer and Director
Charles Beever	63	Director
Mark Carthy	55	Director
Kwang Soo Cheong	55	Director
Richard J. Rodgers	49	Director

Peter Brandt.  Mr. Brandt has served as our Chairman since June 2015 and as director since September 2010. From February 2011 to early 2013, Mr. Brandt served on the Board of Directors and, in December 2012, became Chairman of the Board of Directors of ePocrates, Inc., which was acquired by athenahealth, Inc. Also, from November 2011 until March 2012, Mr. Brandt served as interim Chief Executive Officer and President of ePocrates, Inc.  Mr. Brandt served as President, Chief Executive Officer, and as a member of the Board of Directors of Noven Pharmaceuticals, Inc., a specialty pharmaceutical company, from early 2008 until Noven’s acquisition by Hisamitsu Pharmaceutical Co., Inc. in August 2009. Prior to leading Noven, Mr. Brandt spent 28 years at Pfizer, the world’s largest pharmaceutical company. He served as Pfizer’s President – U.S. Pharmaceuticals Operations, where he helped deliver revenue and earnings growth while engineering major change within Pfizer’s U.S. pharmaceuticals organization. Prior to running U.S. operations, he led Pfizer’s Latin American pharmaceuticals operations, as well as the following Pfizer Worldwide Pharmaceuticals functions: finance, information technology, planning and business development. He also oversaw the operations of Pfizer’s care management subsidiary, Pfizer Healthcare Solutions. Mr. Brandt served as a director of Auxilium Pharmaceuticals, Inc. (“Auxilium”) from December 2010 to January 2015, at which time Auxilium was acquired by Endo International PLC.   Mr. Brandt holds a B.A. from the University of Connecticut and an M.B.A. from the Columbia School of Business.  Mr. Brandt contributes his broad operational management experience in the life sciences industry and experience serving on numerous boards of directors of life sciences companies to the Board of Directors.

Chang H. Ahn.  Dr. Ahn has served as Chairman Emeritus of the Board of Directors since June 2015, and as the Company’s Chief Scientist since February 2013.  Dr. Ahn served as the Company’s Chairman and Chief Executive Officer from the Company’s incorporation as Rexahn, Corp in May 2001 until the appointment of Dr. Suzdak as Chief Executive Officer in February 2013.  From 1988 to 2001, Dr. Ahn served as an Expert Reviewer of the anticancer and antiviral drug products at the U.S. Food and Drug Administration (the “FDA”) Center for Drug Evaluation and Research.  Prior to joining the FDA in 1988, Dr. Ahn carried out cancer research at the National Cancer Institute, as well as at Emory University School of Medicine.  In 2003 and 2004, Dr. Ahn organized and chaired the U.S.-Korea Bio Business and Partnership Forum.  He also served as president of the Society of Biomedical Research from 2000 to 2003.  Dr. Ahn holds a Ph.D. in pharmacology from Ohio State University.  He also holds B.S. degrees in pharmacy from Creighton University and Seoul National University.  Dr. Ahn’s expertise in the development and evaluation of new drugs and applicable regulatory frameworks provides technical experience in the bioscience industry to the Board of Directors.

Peter Suzdak.  Dr. Suzdak joined the Company as Chief Executive Officer in February 2013, and has served as a director since June 2013. Dr. Suzdak has over 25 years of diverse experience, including several management positions, in the pharmaceutical industry. Most recently, Dr. Suzdak was Chief Scientific Officer of Corridor Pharmaceuticals, a company developing small molecule compounds to treat pulmonary and vascular disorders, from 2010 to 2013. Prior to Corridor Pharmaceuticals, he was co-Founder, Chief Executive Officer and Chief Scientific Officer of Cardioxyl Pharmaceuticals, a company focused on therapies for the treatment of cardiovascular disease, from 2006 to 2009. Previous to Cardioxyl Pharmaceuticals, he was President and Chief Executive Officer of Artesian Therapeutics, a company engaged in the development of small molecule therapeutics for cardiovascular diseases, from 2002 to 2005. Dr. Suzdak’s experience also includes his position as Senior Vice President of Research and Development of Guilford Pharmaceuticals, a company that developed therapeutics and diagnostics for neurological diseases and cancer, from 1995 to 2002, and as Director of Neurobiology for Novo Nordisk from 1988 to 1995. Dr. Suzdak holds a Ph.D. in pharmacology and toxicology from the University of Connecticut.  Dr. Suzdak contributes his extensive pharmacology, clinical development, business development, and pharmaceutical management experience to the Board of Directors.

Charles Beever.  Mr. Beever has served as a director since May 2006.  From 1993 to June 2015, he was a Vice President of PwC Strategy&, formerly Booz & Company and Booz Allen Hamilton (“Booz Allen”), Prior to being elected Vice President of Booz Allen in 1993, he served as staff member and Engagement Manager at Booz Allen from January 1984 to October 1993.  Prior to joining Booz Allen, Mr. Beever served in various management roles at McGraw-Edison Company.  Mr. Beever holds a B.A. in Economics from Haverford College, where he was elected to Phi Beta Kappa, and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Beever contributes extensive managerial and business experience to the Board of Directors.

Mark Carthy.  Mr. Carthy has served as a director since February 2014.  Mr. Carthy is the Managing Partner of Orion Equity Partners, LLC, a healthcare venture capital management and advisory firm co-founded by Mr. Carthy in 2008. Prior to founding Orion, Mr. Carthy was a Venture Partner and General Partner at Oxford Bioscience Partners, an early stage venture capital firm that provides equity financing and management assistance to companies within the life sciences, technology, energy and healthcare sectors. From 1998 until 2000, Mr. Carthy served as the Biotechnology Portfolio Manager at Morningside Ventures, where he focused on early stage private equity investments. Previously, he was Chief Business Officer of Cubist Pharmaceuticals and Senior Director of Business Development at Vertex Pharmaceuticals. Mr. Carthy served as a member of the board of the New England Venture Capital Association from 2006 until 2013 and was listed on the Forbes Midas List in 2009 as one of the leading venture capitalists. He received a Bachelor of Chemical Engineering from the University College Dublin, Ireland, a Master of Science in Chemical Engineering from the University of Missouri and a Master of Business Administration from the Harvard Graduate School of Business Administration.  Mr. Carthy contributes extensive business and industry expertise to the Board of Directors.

Kwang Soo Cheong.  Dr. Cheong has served as a director since May 2006.  He is a faculty member at the Department of Finance of the Johns Hopkins University Carey Business School, where he was an Assistant Professor from 2001 to 2005 and has been an Associate Professor from 2006 to date.  Dr. Cheong was an Assistant Professor of Economics at the University of Hawaii from 1994 to 2001, and a lecturer at the Department of Economics of Stanford University from 1993 to 1994.  During the summer of 1995, Dr. Cheong was a Visiting Fellow in the Taxation and Welfare Division at the Korea Development Institute in Korea.  Dr. Cheong holds a B.A. in Economics and an M.A. in Economics from Seoul National University, and a Ph.D. in Economics from Stanford University.  Dr. Cheong’s distinguished academic career focused on finance and economics contributes to the Board of Directors’ perspective.

Richard J. Rodgers.  Mr. Rodgers has served as a director since December 2014.  In addition to his board seat with Rexahn, Mr. Rodgers currently serves on the Board of Directors of Ardelyx, Inc. and 3-V Biosciences, Inc.  Mr. Rodgers was previously Executive Vice President, Chief Financial Officer, Secretary and Treasurer of TESARO, an oncology-focused biopharmaceutical company that he co-founded, from March 2010 until August 2013. He served as the Chief Financial Officer from June 2009 to February 2010 of Abraxis BioScience, which was subsequently acquired by Celgene. Prior to that, Mr. Rodgers served as Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, from 2004 until its acquisition by Eisai in January 2008. He has held finance and accounting positions at several private and public companies, including Arthur Anderson. Mr. Rodgers received a B.S. in Financial Accounting from St. Cloud State University and his MBA in Finance from the University of Minnesota, Carlson School of Business.  Mr. Rodgers’ contributes extensive financial and industry experience to the Board of Directors.

The Board of Directors recommends a vote FOR the election of each of the director nominees.

Executive Officers

In addition to Peter Suzdak, whose information is included above, set forth below are the executive officers of the Company:

Tae Heum Jeong.  Dr. Jeong, 45, has served as Chief Financial Officer and Secretary since May 2005 and was a director from June 2005 to June 2012.  Dr. Jeong served as Chief Financial Officer of Rexahn, Corp from December 2002 to May 2005.  From 1997 to November 2002, Dr. Jeong served as a senior investment manager at Hyundai Venture Investment Corporation, a venture capital firm where he managed the biotech investment team.  He was also a committee member of the Industrial Development Fund of Korea’s Ministry of Commerce, Industry and Energy from 2000 to 2002.  Dr. Jeong holds a Doctor of Management from the University of Maryland, an M.S. in Finance from Johns Hopkins University, and a B.S. and an M.S., in Chemistry, from POSTECH.

Ely Benaim.  Dr. Benaim, 55, has served as Chief Medical Officer since February 2015.  Prior to joining Rexahn, Dr. Benaim was Senior Vice President of Regulatory Affairs & Chief Medical Officer of Berg Pharma from June 2013 to January 2015. Prior to joining Berg Pharma, from March 2011 to June 2013, Dr. Benaim was Global Clinical Development Leader at Millennium Pharmaceuticals Inc., where he oversaw global clinical development of the Aurora A kinase inhibitor program. Prior to joining Millenium, Dr. Benaim served as Vice President of Clinical Affairs for Sangamo BioSciences, where he lead the development of zinc-fingers transcription factors cellular therapies in the areas of Cancer, Diabetes, Neurology, Cardiovascular and HIV. Before Sangamo, Dr. Benaim served at Amgen as Global Clinical Lead for clinical development across several drug development programs. Prior to Amgen he was a Senior Director, Oncology Clinical Development at Salmedix, Inc., where he led the development of TREANDA® to a Phase 3 pivotal trial for lymphoma. Dr. Benaim received his M.D. from the Universidad Central de Venezuela, Caracas and completed his pediatric residency training at the University of South Florida. He completed fellowships in pediatric oncology and bone marrow transplantation at St. Jude's Children's Research Hospital, in Memphis, Tennessee. From 1997 to 2004, he was Assistant Professor in the Department of Pediatrics at the University of Tennessee and an Assistant Member to the Department of Hematology/Oncology.

Director Independence

Our Common Stock is listed on the NYSE MKT.  We use the NYSE MKT definition of “Independent Director” in determining whether a director is independent in the capacity of director and in the capacity as a member of a board committee.  For the Audit Committee, we additionally use Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each director serving on our Audit Committee must also comply with additional NYSE MKT requirements as follows:

(a)          the director must not have participated in the preparation of our financial statements or any current subsidiary at any time during the past three years; and

(b)          the director must be able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement.

We currently have a total of seven directors, five of whom are Independent Directors.  Our Independent Directors are Messrs. Brandt, Beever, Carthy and Rodgers and Dr. Cheong.

Board Leadership Structure

Our Board of Directors does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined.  However, at the present time, these roles are separate.  Our Board of Directors believes that utilizing separate individuals as Chairman and Chief Executive Officer will provide for additional leadership and management perspective as the Company progresses in the development of its drug candidates.  Five of our seven director nominees are independent and each of our standing committees (Audit, Nominating and Corporate Governance, and Compensation) is comprised solely of independent directors.  We believe this structure provides adequate oversight of Company operations by our independent directors in conjunction with our Chairman and Chief Executive Officer.

Our Audit Committee has primary responsibility for oversight of risk management on behalf of the Board of Directors. Management reports to the Audit Committee on matters relating to risk management and the Audit Committee and management communicate directly with the full Board of Directors on these matters.

Board of Directors and Board of Directors Meetings

The Board of Directors of the Company held seven meetings during the fiscal year ended December 31, 2015. Each current director attended 75% or more of the meetings of the Board of Directors and committees of which they were members during the period in which he or she served as a director during the fiscal year ended December 31, 2015.

Any shareholder who wishes to send any communications to the Board of Directors or to individual directors should deliver such communications to the Company’s executive offices, 15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850, Attention: Corporate Secretary (secretary@rexahn.com).  Any such communication should indicate whether the communication is intended to be directed to the entire Board of Directors or to a particular director(s), and must indicate the number of shares of Common Stock beneficially owned by the shareholder.  The Secretary will forward appropriate communications to the Board of Directors and/or the appropriate director(s).  Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board of Directors or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

Members of our Board of Directors are encouraged to attend the Annual Meeting if they are available.  All members of our Board of Directors in office at the time attended the Annual Meeting held in 2015.

Board of Directors Committees

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which is composed of three members.  Each of these committees has a charter that is available on our website at www.rexahn.com.

Audit Committee

The Audit Committee Charter provides that such committee, among other things:

•	appoints or replaces and oversees our independent auditors and approves all audit engagement fees and terms;

•	preapproves all audit (including audit-related) services, internal control-related services and permitted non-audit services (including fees and terms thereof) to be performed for us by our independent auditors;

•	reviews and discusses with our management and independent auditors significant issues regarding accounting and auditing principles and practices and financial statement presentations;

•	reviews and approves our procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters; and

•	reviews and oversees our compliance with legal and regulatory requirements.

Mr. Rodgers, Dr. Cheong, and Mr. Beever serve as members of our Audit Committee.  Mr. Rodgers serves as Chair of the Audit Committee.  The Board of Directors has determined that the Company has two audit committee financial experts serving on the Audit Committee.  Both Mr. Rodgers and Dr. Cheong are qualified audit committee financial experts within the meaning of applicable SEC regulations.  Each of the current members meets the criteria for independence required by the NYSE MKT and Rule 10A-3 under the Exchange Act.  During the year ended December 31, 2015, the Audit Committee met eight times.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee Charter provides that such committee, among other things:

•	reviews, evaluates and seeks out candidates qualified to become Board of Directors members;

•	reviews committee structure and recommends directors for appointment to committees;

•	develops, reevaluates (not less frequently than every three years) and recommends the selection criteria for Board of Directors and committee membership;

•	establishes procedures to oversee evaluation of our Board of Directors, its committees, individual directors and management; and

•	develops and recommends guidelines on corporate governance.

Mr. Brandt, Mr. Carthy, and Dr. Cheong currently serve as members of our Nominating and Corporate Governance Committee.  Mr. Brandt serves as Chair of the Nominating and Corporate Governance Committee.  Each of the Nominating and Corporate Governance Committee’s members meets the criteria for independence required by NYSE MKT.

The Nominating and Corporate Governance Committee reviews, evaluates and seeks out candidates qualified to become Board of Directors members.  Our Board of Directors currently includes individuals with a diversity of experience, including scientific, business, financial and academic backgrounds.  However, while diversity relating to background, skill, experience and perspective is one factor considered in the nomination process, the Company does not have a formal policy relating to diversity.  Nominations may be submitted by directors, officers, employees, shareholders and others for recommendation to the Board of Directors.  In fulfilling this responsibility, the Nominating and Corporate Governance Committee also consults with the Board of Directors and the Chief Executive Officer concerning director candidates.  While we do not have in place formal procedures by which shareholders may recommend director candidates to the Nominating and Corporate Governance Committee, shareholders may communicate with the members of the Board of Directors, including the Nominating and Corporate Governance Committee, by writing to the Secretary of the Board of Directors at our headquarters address.  In addition, our Amended and Restated Bylaws establish a procedure with regard to shareholder proposals for the Annual Meeting of Shareholders, including nominations of persons for election to the Board of Directors.  Because shareholders have an adequate opportunity to recommend nominees for directors, we believe that formal procedures are not necessary.  During the year ended December 31, 2015, the Nominating and Corporate Governance Committee met three times.

Compensation Committee

The Compensation Committee Charter provides that such committee, among other things:

•	fixes salaries of executive officers and reviews salary plans for other executives in senior management positions;

•	reviews and makes recommendations with respect to the compensation and benefits for non-employee directors, including through equity-based plans;

•	evaluates the performance of our Chief Executive Officer and other senior executives and assists the Board of Directors in developing and evaluating potential candidates for executive positions; and

•	administers our incentive compensation, deferred compensation and equity-based plans pursuant to the terms of the respective plans.

The Compensation Committee may delegate this authority to subcommittees consisting of one or more of its members.

Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the Company’s business goals and the performance of executives in achieving those goals, and recommends other executives’ compensation levels to the Compensation Committee based on such performance. The Compensation Committee considers these recommendations and then makes an independent decision regarding officer compensation levels and awards.

As part of determining compensation for our executive officers, the Compensation Committee has engaged Radford, an AON Hewitt Consulting company, as its independent compensation consultant.  Radford provides analysis and recommendations to the Compensation Committee regarding:

•	trends and emerging topics with respect to executive compensation;

•	peer group selection for executive compensation benchmarking;

•	compensation practices for our peer group;

•	compensation programs for executives; and

•	stock utilization and related metrics.

When requested, Radford consultants attend meetings of the compensation committee. Radford reports to the Compensation Committee and not to management, although Radford confers with management for purposes of gathering information for its analyses and recommendations. In determining to engage Radford, the Compensation Committee considered the independence of Radford, and determined that Radford and the individual compensation advisors employed by Radford are independent.

Mr. Beever, Mr. Rodgers and Mr. Carthy currently serve as members of our Compensation Committee.  Mr. Beever serves as Chairman of the Compensation Committee.  Each of the members meets the criteria for independence required by NYSE MKT.  During the year ended December 31, 2015, the Compensation Committee met three times.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

This Compensation Discussion & Analysis addresses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” below, or our “named executive officers,” and material factors relevant to these policies and decisions. It should be read together with the related tables and disclosures that follow. Our named executive officers for the year ended December 31, 2015 were:

•	Peter Suzdak, our Chief Executive Officer

•	Tae Heum Jeong, our Chief Financial Officer

•	Ely Benaim, our Chief Medical Officer

•	Rakesh Soni, our former President and Chief Operating Officer, who resigned as an executive officer in July 2015 and ceased serving as an employee in September 2015

Dr. Benaim joined the Company in February 2015, and Mr. Soni resigned from the Company in September 2015.  The information with respect to Dr. Benaim and Mr. Soni discussed below and in the tables that follow reflects the compensation that each received from the Company for the portion of 2015 that he was employed by the Company.  During 2015, the above individuals were the only individuals who served as executive officers.

Compensation Philosophy and Objectives

Our Compensation Committee engaged in a process to evaluate and establish a more structured compensation program in mid-2014.  As part of this process, the Compensation Committee engaged Radford, an AON Hewitt Consulting company, as an independent compensation consultant to provide advice on the overall compensation program, as well as information regarding market and best practices.  Through this process, our Compensation Committee clarified our compensation philosophy and objectives.

Our primary objectives with respect to the compensation of our named executive officers are to attract top executive talent, and to retain and motivate our existing executives because we believe they have experience and competencies that are critical to achievement of our business goals. We seek to achieve these objectives by:

•	Establishing the components of our compensation packages at competitive levels. For our named executive officers, this means using comparative market data to target overall compensation levels.
•	Conserving cash. Setting cash compensation between the 25th and 50th percentile, while keeping equity compensation between the 50th and the 75th percentile in order to reflect our need to manage cash carefully.
•	Using an annual variable incentive compensation that is tied to specific corporate goals. Our annual incentive program is focused on motivating our executives to achieve Company-wide goals that are tied to our strategic plan.

•	Using equity awards that vest over time and deliver greater value as our stock price increases. Using equity awards in order to align our named executive officers’ interests with the interest of our shareholders in increasing long-term shareholder value.

Strong Compensation Practices

Our compensation program features a number of practices designed to align further the interests of our named executive officers with those of our shareholders.

Practices we employ:

•	We pay for performance. Compensation tied to Company performance comprises a significant part of an executive’s total compensation. Performance is used for determining the size of both short-term and long-term awards.
•	We target pay competitively. We seek to target pay to verifiable market data in order to ensure that we are both paying fairly and not overpaying our executives.
•	We use an independent compensation consultant. The Compensation Committee uses Radford to help verify market and best practices.
•	We have meaningful vesting periods. Beginning with awards made in 2015, equity awards used for our long-term incentive program typically vest over four years.

Practices we do not employ:

•	We do not provide for excessive perquisites. We do not provide any perquisites to our named executive officers, except for di minimis amounts of additional life insurance for Dr. Jeong.
•	We do not offer guaranteed bonuses. We do not pay annual bonuses without achievement of performance goals, regardless of the reason for the failure to achieve performance goals, and we retain the flexibility to take into account overall Company performance in determining whether to pay bonuses.
•	We do not permit hedging. We prohibit profiting from short-term speculative swings in the value of the Company’s stock through “short sales”, “put” and “call” options, and hedging transactions.

Compensation Setting Process

Determination of Compensation.    The Compensation Committee of our Board of Directors makes compensation decisions regarding our named executive officers.  Our compensation program and the compensation arrangements and packages we have for our named executive officers have been influenced over the last several years by our change from a company led by our founder to a company led by a new chief executive officer and other new executive officers.  As those changes occurred, our Compensation Committee determined that it would be appropriate to have a more structured and competitive compensation program. As a result of that decision, and as discussed above, in advance of establishing compensation for 2015 the Compensation Committee engaged Radford to provide advice on the overall compensation program, as well as information regarding market and best practices.

When making decisions about compensation for the named executive officers other than Dr. Suzdak, the Compensation Committee considers the recommendations of Dr. Suzdak regarding their performance and the committee’s compensation consultant, as well as its industry experience and business judgment.  Dr. Suzdak does not make recommendations with respect to his own compensation.

Independent Compensation Consultant.    Radford, as the Compensation Committee’s independent compensation consultant, provides analysis and recommendations to the Compensation Committee regarding:

•	trends and emerging topics with respect to executive compensation;
•	peer group selection for executive compensation benchmarking;
•	compensation practices for our peer group;
•	compensation programs for executives; and
•	stock utilization and related metrics.

When requested, Radford consultants attend meetings of the Compensation Committee. Radford reports to the Compensation Committee and not to management, although Radford confers with management for purposes of gathering information for its analyses and recommendations.

Comparative Framework.    As part of its consideration of executive officer compensation for 2015, the Compensation Committee used a comparative framework developed with the assistance of Radford.  This framework blends equally information from the proxy statements of a peer group of companies and from survey data assembled by Radford in order to come up with a competitive market composite against which compensation can be measured.  The survey data used for the competitive market composite was based on public biopharmaceutical companies having fewer than 100 employees and a market capitalization of between $100 million and $600 million and was taken from the Radford 2014 Global Life Sciences Survey.

To develop the peer group of companies, the Compensation Committee, with assistance from Radford, considered the stage of product development, market capitalization and other key business metrics of biotechnology and biopharmaceutical companies. The selected peer group consisted of the following companies:

Achillion Pharmaceuticals, Inc.	Fate Therapeutics, Inc.	Ocera Therapeutics, Inc.
Akebia Therapeutics	Flexion Therapeutics, Inc.	Targacept, Inc.
Ambit Biosciences Corporation	Galectin Therapeutics, Inc.	TetraLogic Pharmaceuticals Corporation
Arrowhead Research Corp.	GlycoMimetics, Inc.	TG Therapeutics, Inc.
BIND Therapeutics, Inc.	Idera Pharmaceuticals, Inc.	Trevena, Inc.
Cytokinetics, Incorporated	MEI Pharma, Inc.	ZIOPHARM Oncology, Inc
Esperion Therapeutics, Inc.	Neuralstem, Inc.

In 2014, when this peer group was confirmed by the Compensation Committee for use in setting 2015 compensation, none of these companies had active product candidates more advanced than Phase 2 and our market capitalization was at approximately the 44th percentile of the group.

Components of our Compensation Program

The compensation program for our named executive officers consists of base salary, annual variable incentives under our short-term incentive (“STI”) program and long-term incentives, for which we currently use stock option awards. Our named executive officers are also entitled to certain compensation upon termination of their employment. We believe these different forms of compensation provide appropriate incentives to achieve our business goals within the context of our overall philosophy for compensation.

Beginning with compensation decisions for 2015, it is now the objective of the Compensation Committee to generally establish compensation for our named executive officers so that base salary and short-term incentive target opportunities are between approximately the 25th and 50th percentile of the competitive market composite and so that long-term incentive opportunities are between the 50th and the 75h percentile of the competitive market composite, subject to downward adjustment to reflect prior performance.  The Compensation Committee believes these targets are consistent with our philosophy discussed above of establishing compensation at competitive levels in order to attract and retain high performing executives, while conserving cash and focusing on opportunities to align our named executive officers’ interests with the interest of our shareholders in increasing long-term shareholder value.

The discussion below of the elements of compensation for 2015 does not include a discussion of the compensation for Mr. Soni.  His compensation for 2015, including amounts payable to him on his departure from the Company in July 2015, is discussed separately below.

Base Salary.    The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, roles and responsibilities.

For 2015, there were no changes to the base salaries for Dr. Suzdak and Dr. Jeong.  Dr. Suzdak and  Dr. Jeong’s salaries had been increased in mid-2014 as a result of the overall review done by the Compensation Committee of our executive compensation program.  At that time, the base salary for both of these executive officers was set at the 25th percentile of the competitive market composite data obtained in mid-2014.  The Compensation Committee determined not to increase Mr. Soni’s salary for 2015. When Dr. Benaim was hired by the Company in 2015, his base salary was initially set at $375,000, which resulted from the negotiation necessary to attract him to the Company and reflected approximately the 50th percentile of the competitive market composite data.

Short-term Incentive Program.

General.    Our STI program is intended to provide a cash incentive to our named executive officers for achieving Company-wide goals approved at the beginning of each year by our Compensation Committee. We believe that having an annual STI program provides an important and customary retention tool and motivates our executives to achieve the specific goals that are a part of the program.  Prior to 2015, the Compensation Committee set annual goals for a year and after the conclusion of the year made a determination of how much of an award to pay out to executives based on the discretion of the Compensation Committee.  Beginning with 2015, the Compensation Committee established a set bonus target expressed as a percentage of salary for each named executive officer and established goals for the STI program.  After the conclusion of the year, the Compensation Committee determined at what level the goals were achieved.

Target Payout.    The STI program is structured so that achievement of the Company-wide goals at a level of 100% would result in the named executive officer receiving an STI target payment in an amount equal to a specified percentage of his or her base salary. The target percentages were equal to 50%, 35% and 40% for Dr. Suzdak, Dr. Jeong and Dr. Benaim, respectively.  These percentages were consistent with the 50th percentile of the competitive market composite provided by Radford. Accordingly, because these percentages are expressed as a percentage of base salaries, the STI payment opportunities are meaningfully lower than the 50th percentile of the competitive market composite.

Company-wide Goals.  For 2015, the Compensation Committee established three categories of Company-wide goals.  This approach of using Company-wide goals reflects our belief that if the primary focus of our named executive officers is the achievement of Company-wide goals that are shared across the organization, then we will increase the likelihood of achieving our strategic plan.  However, in order to take into account individual performance, the Compensation Committee established different weighting for each named executive officer based on their areas of responsibility.  For 2015, the Compensation Committee selected the following goals:

1.	Clinical Goals, the purpose of which was to advance the clinical status of compounds in the portfolio (Weighted 40% for Dr. Suzdak, 50% for Dr. Benaim and 30% for Dr. Jeong):

•	Initiate Supinoxin Phase Ib/IIa clinical trial after determination of the maximum tolerated dose

•	Initiate RX-3117 Phase Ib/IIa clinical trial in gemcitabine resistant cancer after determination of the maximum tolerated dose

•	Initiate Archexin® Stage 2 of Phase IIa proof of concept clinical trial

•	Identify at least one novel/patentable scaffold from the 3D Gold/TIMES platforms

2.	Financial and Strategic Goals, the purpose of which was to end the year with a longer cash ‘runway’ than at the beginning of the year (Weighted 40% for Dr. Suzdak, 30% for Dr. Benaim and 50% for Dr. Jeong):

•	Complete a corporate partnership for specified product candidates

•	Complete additional financing

•	Obtain research analyst coverage/visibility by additional investment banks

3.	Operational goals, the purpose of which was to have effective operations (Weighted 20% for each named executive officer):

•	Meet or exceed expense and cash management targets based on 2015 budget, including introducing practices to improve overall productivity

•	Build a stronger organization

Company-wide Goals and Payout in Stock Options.    In early 2016, our Compensation Committee assessed our progress on the Company-wide goals and determined the amounts earned under the STI program.  The Committee determined that significant progress had been made on the clinical goals, but that they were not fully achieved, including because the time it was taking to establish maximum tolerated doses was preventing achievement of the next steps in clinical development. The Committee determined that while the Company had completed a financing in 2015, the financial and strategic goals were largely unmet, including because a corporate partnership had not been completed.  The Committee determined that the operational goals were partially met based on the strong improvements to the organization, including the hiring of Dr. Benaim and other important hires, but that the Company had not been able to achieve budget expectations. The Committee’s assessment of the goal completion, as well as its overall assessment of the performance of the named executive officers, resulted in an STI payout for Dr. Suzdak of 40% of his target (or 20% of his base salary), 20% for Dr. Jeong (or 7% of his base salary) and 60% for Dr. Benaim (or 24% of his base salary).

Because of our focus on conserving cash, the Compensation Committee determined that it would be appropriate to issue equity awards with a value equivalent to the amounts earned under the STI plan instead of using cash.  Because our equity incentive plan only provides for the granting of stock options, the Compensation Committee was not able to use restricted stock or similar types of awards that would have a value more easily relatable to the value of a cash award.  The entire STI awards for Dr. Suzdak and Dr. Jeong were paid out in stock options, while for Dr. Benaim the award was paid out 75% in cash and 25% in stock options.  The number of the stock options granted was determined by taking the value of the STI payout and dividing it by the Black-Scholes value of an option at the then current market price.  The stock options issued for this purpose were issued with a one year vesting schedule.  The table below shows for each executive officer their target STI award, the amount earned under the STI plan, the amount paid in cash and the value that was attributed to the options for this purpose.

Name	Target STI Payout	Earned STI Award Percentage	Earned STI Award Value	Cash Portion	Value of Options
Peter Suzdak	$215,000	40%	$86,000	–	$86,000
Tae Heum Jeong	$103,250	20%	$20,650	–	$20,650
Ely Benaim	$136,500	60%	$82,500	$61,875	$20,625

Long-term Incentive Program.    Our use of equity awards is intended to align our named executive officers’ interests with the interest of our shareholders by providing an incentive to our named executive officers to increase long-term shareholder value. Furthermore, we believe that in the biopharmaceutical industry, equity awards are a primary motivator to retain executives. We use stock options for equity awards because that is the only form of equity compensation that we are authorized to use under the plan approved by our shareholders.  We determine the size and frequency of the stock awards based on numerous factors, including the executive’s skills and experience, the executive’s responsibilities, performance in the prior year and the approach to setting compensation described under “—Determination of Compensation” above.

In January 2015, the Compensation Committee granted stock options to Dr. Suzdak and Dr. Jeong. The Committee determined the number of options that were awarded to each of Dr. Suzdak and Dr. Jeong by taking the 50th percentile of the competitive market composite that had been provided by Radford in mid-2014, which was calculated using a Black-Scholes methodology, and multiplying it by a factor of two-thirds, which was the same factor that the Compensation Committee had used in determining the payout of bonuses for those executive officers in 2014.  Upon joining the Company in February 2015, Dr. Benaim received an option grant, as well.  The amount of Dr. Benaim’s option grant resulted from the negotiation necessary to attract him to the Company and was larger than a regular annual grant would have been to reflect that he was newly joining the Company.

All of the stock options issued to the named executive officers vest over a four year-period, with the first installment vesting on the first anniversary of the award.

Dr. Benaim’s Signing Bonus.  In connection with joining the Company in February 2015, Dr. Benaim was granted a signing bonus of $50,000, which was paid half at the time he joined the Company and half at the end of 2015.  This amount was determined as part of the negotiations to attract Dr. Benaim to the Company.

Mr. Soni’s 2015 Compensation Elements.    Mr. Soni resigned as an executive officer in July 2015 and ceased his employment with the Company in September 2015.  For 2015, Mr. Soni’s base salary remained the same from 2014, he did not participate in our STI program and he did not receive a long-term equity award.  However, during 2015, the Compensation Committee awarded Mr. Soni a bonus in the amount of $42,000 that was in recognition of his performance in 2014.

Employment Agreements

At the time of each of our named executive officers joining our Company, we entered into employment agreements with them.  Dr. Jeong’s agreement was subsequently amended in 2010 to reflect developments in our business.  These agreements were designed to be a part of a competitive compensation package for a publicly-traded company and to keep our named executive officers focused on our business goals and objectives.  The agreements are described in detail in the narrative disclosure following the Summary Compensation Table below.

Payments on Termination

Pursuant to their employment agreements, each of our named executive officers is entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of the Company. The terms of these arrangements are more fully described below under “Employment Agreements” and “Potential Payments Upon a Termination or Change in Control.” We believe these protections are appropriate for the senior executives of a biopharmaceutical company such as the Company, including because of the level of acquisition activity in this industry.  We believe that providing benefits in the event of a change of control of the Company allows our named executive officers to focus their attention on building our business rather than on the personal implications of a transaction.

Federal Tax Considerations under Section 162(m)

Section 162(m) of the Internal Revenue Code (the “Code”) disallows a federal income tax deduction to any publicly traded corporation for any remuneration in excess of $1.0 million of compensation paid to specified executive officers in a calendar year. Compensation in excess of $1.0 million may be deducted if, among other things, it qualifies as performance-based compensation within the meaning of Section 162(m). We expect that our Compensation Committee will periodically consider the potential consequences of Section 162(m) on the various elements of our executive compensation program. In its judgment, where the Compensation Committee determines it is reasonably practicable and consistent with our overall compensation program objectives, it will seek to structure the equity incentives component of our executive compensation program to comply with the exemptions in Section 162(m).  However, we do not consider Section 162(m) to be a priority for the Company given the levels of compensation we pay to our executives.

REPORT OF THE COMPENSATION COMMITTEE

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

The compensation committee of the Board of Directors of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K (including through incorporation by reference to this Proxy Statement).

By the Compensation Committee

Charles Beever (Chairman)
Richard J. Rodgers
Mark Carthy

Summary Compensation Table
The following table sets forth the annual and long-term compensation, from all sources, for the Company’s named executive officers for services rendered in all capacities to Rexahn for the fiscal years ended December 31, 2015, 2014 and 2013, except as noted below.  The Company’s named executive officers include the Company’s principal executive officer, its principal financial officer, its sole other current executive officer and the former executive officer listed below.  The compensation described in this table does not include medical or other benefits which are available generally to all of our salaried employees.

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non- Equity Incentive Plan ($)(2)	All Other Compensation ($)	Total ($)
Peter D. Suzdak Chief Executive Officer	2015	430,000	--	629,484	-	12,947	1,072,431
	2014	368,462	150,500	881,566	-	12,747	1,413,275
	2013	298,270	82,500	320,465	-	12,147	713,382
Tae Heum Jeong Chief Financial Officer	2015	295,000	-	185,342	-	12,947	493,289
	2014	267,308	70,800	141,866	-	12,747	492,721
	2013	232,634	37,500	55,681	-	11,620	337,435
Ely Benaim (3) Chief Medical Officer	2015	343,750	50,000	606,590	61,875	96,586	1,158,801
Rakesh Soni (4) President and Chief Operating Officer	2015	187,147	-	-	-	9,615	196,762
	2014	250,000	42,000	68,906	-	12,347	373,253
	2013	250,000	18,750	11,136	-	12,147	292,033

(1)	Reflects grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding assumptions used to compute grant date fair value with respect to option awards, see Note 11 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015. The actual value realized by each officer with respect to option awards will depend on the difference between the market value of our Common Stock on the date the option is exercised and the exercise price. For 2015, option awards reflect options awarded as an equity grant as a long-term incentive (“LTI Options”), in addition to amounts paid in respect of the portion of 2015 short-term incentive awards that was delivered in equity (“STI Options”). See the discussion in “–Compensation Discussion & Analysis–Components of Our Compensation Program—Short-Term Incentive Program” above. The following table shows the breakdown of the grant date fair value for option awards shown in this column between the LTI Options and the grant date fair value of the STI Options. The grant date fair values of the amounts shown for the STI Options were calculated using the same methodology as for the LTI Options.

Name	Option Awards ($)	Long-Term Incentive ($)	In Lieu of Short- Term Incentive ($)
Peter D. Suzdak	629,484	543,484	86,000

Tae Heum Jeong	185,342	164,692	20,650

Ely Benaim	606,590	585,965	20,625

(2)	For 2015, non-equity incentive awards for Dr. Suzdak and Dr. Jeong, and a portion of the award for Dr. Benaim, were paid by delivery of additional stock options. See the discussion in footnote 1 above and see “–Compensation Discussion & Analysis––Components of Our Compensation Program—Short-Term Incentive Program” above.

(3)	Dr. Benaim joined the Company in February 2015. His salary represents salary for the portion of 2015 during which he was an employee of the Company.

(4)	Mr. Soni left the Company in September 2015. His salary represents salary for the portion of 2015 during which he was an employee of the Company.

Grants of Plan-Based Awards Table

This table provides information regarding grants of plan-based awards to each of our named executive officers during 2015:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Target ($)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Option Awards ($) (2)
Peter Suzdak
	1/23/2015	$215,000	1,100,000	0.71	$543,484
Tae Heum Jeong
	1/23/2015	$103,250	333,332	0.71	$164,692
Ely Benaim
	2/02/2015	$150,000	1,200,000	0.71	$585,965
Rakesh Soni	–	–	–	–	–

(1)	Amounts represent the closing price of our Common Stock as reported on the NYSE MKT on the grant date.

(2)	Reflects the grant date fair value of each award computed in accordance with ASC 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers.

Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table

For an explanation of the amount of salary, bonus, stock and option awards and other compensation paid to our named executive officers, please see “–Compensation Discussion & Analysis–Components of Our Compensation Program” above and “–Employment Agreements” below, as well as the footnotes to the Summary Compensation Table and Grants of Plan-Based Awards Table.

Employment Agreements

The Company has employment agreements with each of our named executive officers, and Mr. Soni, the Company’s former President and Chief Operating Officer, was subject to an employment agreement while employed with the Company.

On September 9, 2010, the Company entered into an amended and restated employment agreement with Dr. Jeong, its Senior Vice President, Chief Financial Officer and Secretary. Dr. Jeong’s agreement provided for an annual base salary of $200,000.  The agreement provided for an initial term of three years, with an automatic one year renewal upon the expiration of the initial term and every year thereafter unless the officer’s employment is terminated earlier by the Company or the officer.  The agreement provides that Dr. Jeong may receive an annual cash bonus and an annual option grant in such amounts, if any, as determined by the Compensation Committee.   Any such cash bonus shall be paid to Dr. Jeong within 60 days after the date the Compensation Committee determines to award such bonus.  In order to receive any such cash bonus, Dr. Jeong must be actively employed by the Company on the date on which such bonus is scheduled to be paid.  The agreement also provides that upon the occurrence of any of the following events, the Compensation Committee will meet and determine in its discretion whether Dr. Jeong should be entitled to receive an additional bonus in consideration of his role in bringing about such events:

•	the completion by the Company of a successful end-of-Phase 2 meeting with the Food and Drug Administration for any drug candidate;

•	the completion by the Company of pivotal trials of any drug candidate;

•	the filing by the Company of a New Drug Application with the Food and Drug Administration with respect to any drug candidate;

•	the approval by the Food and Drug Administration of a New Drug Application filed therewith by the Company with respect to any drug candidate;

•	the receipt by the Company of additional equity or debt financing; or

•	the execution by the Company of an agreement that may lead to the payment to the Company of up-front or milestone payments.

The agreement entitles Dr. Jeong to receive customary benefits applicable to Rexahn’s other executive level employees, and in addition to receive term life insurance coverage in an amount equal to four times base salary, for which Dr. Jeong may designate the beneficiary.

Upon a termination of his employment, Dr. Jeong will be entitled to receive the certain compensation from the Company.  If Dr. Jeong’s employment is terminated as a result of his death, disability, for cause by the Company, or without “Good Reason” by Dr. Jeong, as defined below, then he will be entitled to receive the base salary to which he is otherwise entitled for the period ending on the termination date and for any accrued but unused vacation days as of the termination date.  If Dr. Jeong’s employment is terminated for any other reason by the Company or with Good Reason by Dr. Jeong, but not following a change of control, then he will be entitled to receive the base salary to which he is otherwise entitled for the period ending on the termination date and for any accrued but unused vacation days as of the termination date and an amount equal to his then-current base salary for the period beginning on the termination date ending upon the last day of the employment term.

A resignation by Dr. Jeong is deemed a resignation for “Good Reason” if he provides written notice to the Company of the specific circumstances alleged to constitute Good Reason within 90 days after any one or more of the following events and such Good Reason is not cured within 30 days of the Company’s receipt of such notice:

•	a material diminution in his duties, responsibilities or authority inconsistent with his position, authority, duties or responsibilities;

•	a change in his reporting from solely and directly to the Company’s Chief Executive Officer;

•	a material reduction of his salary;

•	requiring him to be based at any office that is more than 40 miles from the Company’s office at the time of the signing of the agreement; or

•	any material breach by the Company of the terms and provisions of the agreement.

If Dr. Jeong’s employment is terminated by the Company without cause (and not as a result of death or a disability) and such termination date falls within the one-year period immediately following a “Change of Control,” as defined in the Company’s 2013 Stock Option Plan (the “2013 Plan”), then he will be entitled to receive the following amounts: (i) the base salary to which he is otherwise entitled for the period ending on the termination date and for any accrued but unused vacation days as of the termination date; (ii) an amount equal to the greater of (x) twice his then-current base salary and (y) his then-current base salary for the period beginning on the termination date and ending upon the last day of the employment term; (iii) an amount equal to a pro-rata portion of the bonus to which he otherwise might have been entitled, assuming for such purposes that the executive would have received a bonus for that fiscal year equal to half of his then-current base salary; (iv) a one-time cash payment, subject to applicable withholding requirements under applicable state and federal law, in an amount equal to his increased income tax costs as a result of payments made to him by the Company under this change of control provision of the amended and restated employment agreement; and (v) COBRA premiums for 18 months, if he makes a timely election and is eligible for coverage.  Following a change in control termination, Dr. Jeong must in good faith seek other employment in a position comparable to his former position with the Company.  The payment obligations of the Company will be reduced on a dollar-for-dollar basis by the amount of any payments and the value of any benefits received by Dr. Jeong for services rendered to any other party during the one-year period following the date of the change in control.  Immediately prior to a change in control, all options, restricted stock and other equity-based awards granted to Dr. Jeong by the Company shall become immediately and fully vested and, in the case of stock options, shall remain exercisable for their respective original terms.

Mr. Soni’s employment agreement, entered into on the same date as Dr. Jeong’s agreement, was on the same terms as Dr. Jeong’s employment agreement, except it provided for a base salary of $250,000 per annum.

Effective as of February 4, 2013, the Company entered into an employment agreement with Dr. Suzdak to serve as the Company’s Chief Executive Officer for a term of two years with the option to renew the employment agreement for additional one-year periods thereafter until terminated. Pursuant to the employment agreement the Company agreed to pay Dr. Suzdak an annual base salary of $330,000, with the option of a discretionary annual cash bonus of up to forty percent of his base salary, as determined by performance against objectives and milestones set by the Board of Directors.  On August 4, 2014, the Compensation Committee increased Dr. Suzdak’s salary to $430,000.  The employment agreement also provides for a grant of 1,200,000 options to purchase shares of the Company’s Common Stock, which grant was made on February 4, 2013, and that the Board of Directors may award him additional options each year. In the event Dr. Suzdak’s employment is terminated by reason of disability or for “cause,” as defined in the employment agreement, the Company will pay Dr. Suzdak his base salary owed up to the termination date, including payment for any unused vacation days. If the Company terminates Dr. Suzdak’s employment without cause or Dr. Suzdak terminates his employment with “Good Reason,” as defined below, then Dr. Suzdak’s stock options will be subject to accelerated vesting to the extent to which they would have vested within the 12 months following termination and the Company shall pay Dr. Suzdak a lump sum equal to his then-current annual base salary, an amount equal to the pro-rata portion of the bonus that he otherwise would have been entitled to, and COBRA premiums for 12 months, if he makes a timely election and is eligible for coverage. In the event the Company terminates Dr. Suzdak’s employment without cause or Dr. Suzdak terminates his employment with Good Reason within the one-year period following a “Change of Control,” as defined in the 2013 Plan, the Company shall pay Dr. Suzdak a lump sum equal to two hundred percent of his current annual base salary, a cash payment to offset any incremental additional state or federal income tax payable as a result of this salary increase, the pro rata portion of his bonus and COBRA premiums for 18 months if he makes a timely election. Dr. Suzdak’s equity awards would also vest and become exercisable in connection with the Change of Control. A resignation by Dr. Suzdak is deemed a resignation for “Good Reason” if he provides written notice to the Company of the specific circumstances alleged to constitute Good Reason within 90 days after any one or more of the following events and such Good Reason is not cured within 30 days of the Company’s receipt of such notice:

•	a material diminution in his duties or authority inconsistent with his position;

•	a change in his reporting from solely and directly to the Company’s Board of Directors;

•	a material reduction of his salary or bonus eligibility;

•	requiring him to be based at any office that is more than 40 miles from the Company’s office at the time of the signing of the agreement; or

•	any material breach by the Company of the terms and provisions of the agreement.

The employment agreement also contains a provision prohibiting Dr. Suzdak from soliciting the Company’s executives, employees, customers or clients for a period of 12 months following his termination.

Effective as of February 2, 2015, the Company entered into an employment agreement with Dr. Benaim to serve as the Company’s Chief Medical Officer. Pursuant to the employment agreement the Company agreed to pay Dr. Benaim an annual base salary of $375,000, a signing bonus of $50,000, and a discretionary annual cash bonus of up to forty percent of his base salary, based on a program and criteria established by the Compensation Committee. The employment agreement also provides for a grant of 1,200,000 options to purchase shares of the Company’s Common Stock, which grant was made on February 2, 2015. In the event Dr. Benaim’s employment is terminated by reason of disability or for “cause,” as defined in the employment agreement, the Company will pay Dr. Benaim his base salary owed up to the termination date, including payment for any unused vacation days. If the Company terminates Dr. Benaim’s employment without cause or Dr. Benaim terminates his employment with good reason, then Dr. Benaim’s stock options will be subject to accelerated vesting to the extent to which they would have vested within the 12 months following termination and the Company shall pay Dr. Benaim a lump sum equal to his then-current annual base salary, an amount equal to the pro-rata portion of the bonus that he otherwise might have been entitled to, and COBRA premiums for 12 months, if he makes a timely election. A resignation by Dr. Benaim is deemed a resignation for “Good Reason” if he provides written notice to the Company of the specific circumstances alleged to constitute Good Reason within 90 days after any one or more of the following events and such Good Reason is not cured within 30 days of the Company’s receipt of such notice:

•	a material diminution in his duties, responsibilities or authority inconsistent with his position, authority, duties or responsibilities;

•	a material reduction in his annual base salary or target bonus percentage; or

•	any material breach by the Company of the terms and provisions of the agreement.

In the event the Company terminates Dr. Benaim’s employment without cause or Dr. Benaim terminates his employment with Good Reason within the one-year period following a “Change of Control,” as defined in the 2013 Plan, the Company shall pay Dr. Benaim a lump sum equal to his then-current annual base salary, the pro rata portion of his bonus, and COBRA premiums for 18 months if he makes a timely election. Dr. Benaim’s equity awards would also vest and become exercisable in connection with the Change of Control. The employment agreement also contains a provision prohibiting Dr. Benaim from soliciting the Company’s executives, employees, customers or clients for a period of 12 months following his termination.

Outstanding Equity Awards at Fiscal Year-End

This table shows the unexercised options to purchase Common Stock that have been previously awarded to each of the named executive officers and which remained outstanding as of December 31, 2015.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Peter Suzdak	1,200,000	-		0.37	2/4/2023
	105,000	245,000	(2)	1.14	1/12/2024
	250.000	750,000	(3)	0.83	9/4/2024
	-	1,100,000	(4)	0.71	1/23/2025
Tae Heum Jeong	250,000	-		0.78	12/11/2018
	150,000	100,000	(1)	0.31	3/1/2023
	52,500	122,500	(2)	1.14	1/12/2024
	-	333,332	(4)	0.71	1/23/2025
Ely Benaim	-	1,200,000	(5)	0.71	2/2/2025
Rakesh Soni	300,000	-		1.29	12/8/2016
	250,000	-		0.78	12/8/2016
	30,000	-		0.31	12/8/2016
	25,500	-		1.14	12/8/2016

(1)	Represents option awards granted under the 2003 Plan on March 1, 2013, which vested 30% on March 1, 2014 and 2015 and 40% on March 1, 2016.

(2)	Represents option awards granted under the 2013 Plan on January 12, 2014, which vested 30% on January 12, 2015 and 2016 and will vest 40% on January 12, 2017.

(3)	Represents option awards granted under the 2013 Plan on September 4, 2014, which vested 25% on September 4, 2015, and will vest 25% on September 4, 2016, 2017 and 2018.

(4)	Represents option awards granted under the 2013 Plan on January 23, 2015, which vested 25% on January 23 2016, and will vest 25% on January 23, 2017, 2018 and 2019

(5)	Represents option awards granted under the 2013 Plan on February 2, 2015, which vested 25% on February 2, 2016, and one forty-eighth of which will vest on the first business day of each month beginning March 2016 and ending February 2019.

Option Exercises

This table shows information regarding the number of shares of stock acquired on exercise of options by our named executive officers during the fiscal year ended December 31, 2015.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Peter Suzdak	–	–
Tae Heum Jeong	317,272	$35,320
Ely Benaim	–	–
Rakesh Soni	–	–

(1)	The value realized upon exercise is the difference between the fair value of our Common Stock at the time of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

Potential Payments Upon a Termination or Change in Control

As discussed under the caption “Employment Agreements” above, the Company has agreements with our named executive officers pursuant to which they will receive severance payments upon certain termination events. The information below describes and quantifies certain compensation that would be available under our existing plans and arrangements if (i) the named executive officer was terminated as of December 31, 2015 or (ii) if a “Change of Control,” as defined herein, occurred on December 31, 2015 and the named executive officer had been subsequently terminated on the same date.

Termination by Death, Disability or for Cause; Resignation Without Good Reason

In the event that a named executive officer’s employment is terminated by the Company for any reason other than for cause, death, or disability, or if the named executive officer resigns for Good Reason, such officer would be entitled to his accrued base salary to which he is otherwise entitled for the period ending on the termination date and his base salary for any accrued but unused vacation days as of the termination date.

Termination Other than for Cause, Death or Disability; Resignation With Good Reason

Assuming a December 31, 2015 termination event, the aggregate value of the payment and benefits to which each named executive officer would be entitled in the event that the named executive officer’s employment is terminated by the Company for any reason other than for cause, death, or disability, or if the named executive officer resigns for Good Reason, would be as follows:

Name	Cash Severance ($) (1)	Bonus ($) (2)	Benefits and Health Programs ($) (3)	Total ($)
Peter Suzdak	430,000	172,000	24,068	626,068

Tae Heum Jeong	203,372	-	11,346	214,718

Ely Benaim	375,000	150,000	28,059	553,059

(1)	For Drs. Suzdak and Benaim, this amount represents 100% of the executive’s then-current annual base salary. For Dr. Jeong, this amount represents the amount of his then-current base salary for the period beginning on the termination date and ending on September 9, 2016, the last day of his then-current term.

(2)	This amount represents the target bonus of Drs. Suzdak and Benaim of 40% of then-current annual base salary.

(3)	This amount represents COBRA premiums for 12 months after the termination date for each of Drs. Suzdak and Benaim, assuming timely COBRA elections are made by the executive. For Dr. Jeong, the amount represents the salary to which he was entitled to for any accrued but unused vacation days.

Termination Following a “Change of Control”

Assuming a December 31, 2015 Change of Control and subsequent termination event on that same date for any reason other than cause, death or disability, or if the named executive officer resigns for Good Reason, the aggregate value of the payment and benefits to which each named executive officer would be entitled would be as follows:

Name	Cash Severance ($) (1)	Bonus ($) (2)	Benefits and Health Programs ($) (3)	Tax Gross-Up ($) (4)	Value of All Accelerated Equity ($) (5)	Total ($)
Peter Suzdak	860,000	172,000	36,102	--	-	1,068,102

Tae Heum Jeong	590,000	147,500	28,511	70,000	5,000	841,011

Ely Benaim	375,000	150,000	42,088	-	-	567,088

(1)	This amount represents 200% of the then-current annual base salary for Drs. Suzdak and Jeong and 100% of the then-current annual base salary for Dr. Benaim.

(2)	This amount represents the target bonus for Drs. Benaim and Dr. Suzdak of 40% of then-current annual base salary, and an assumed bonus for Dr. Jeong equal to 50% of his then-current annual base salary.

(3)	This amount represents COBRA premiums for 18 months after the termination date, assuming timely elections are made. For Dr. Jeong, this amount also includes an amount equal to the salary to which he was entitled for any accrued but unused vacation days.

(4)	For Drs. Suzdak and Jeong, this amount represents an amount equal to increased income tax as a result of other payments made to each by the Company in connection with the termination under his employment agreement.

(5)	Assuming a December 31, 2015 Change of Control, the value of all equity awards that would vest and become exercisable for each named executive officer would be as follows:

Name	Value of Stock Options ($)
Peter Suzdak	-

Tae Heum Jeong	5,000

Ely Benaim	-

*	The value of stock options upon vesting acceleration is calculated based on the closing price on December 31, 2015 of $0.36 per share with respect to unvested stock options subject to acceleration, less the exercise price of these unvested options. The actual value will vary depending on the date the options are exercised.

Director Compensation

The table below sets forth information concerning the compensation of the directors of the Company for the fiscal year ended December 31, 2015, except for Dr. Suzdak, whose compensation is disclosed above.

Name	Fees Earned Or Paid In Cash ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Chang H. Ahn (2)	-	210,264	332,947	543,211
Peter Brandt	48,250	29,766	-	78,016
Charles Beever	43,350	29,766	-	73,116
Mark Carthy	36,375	29,766	-	66,141
Kwang Soo Cheong	39,025	29,766	-	68,791
Richard J. Rodgers	41,671	29,766	-	71,437
David McIntosh (3)	14,500	-	-	14,500
Si Moon Hwang (3)	10,000	-	-	10,000

(1)	Grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding assumptions used to compute grant date fair value with respect to the option awards, see Note 11 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015. The actual value realized with respect to option awards will depend on the difference between the market value of our Common Stock on the date the option is exercised and the exercise price. As of December 31, 2015, Dr. Ahn had 1,208,332 option awards outstanding; Mr. Beever and Dr. Cheong each had 350,000 option awards outstanding; Mr. Brandt had 270,000 option awards outstanding; Mr. Carthy had 170,000 option awards outstanding; and Mr. Rodgers had 120,000 option awards outstanding.
(2)	As an employee of the Company, Dr. Ahn earns no compensation for his work on the Board of Directors. The amounts specified under the “All Other Compensation” column for Dr. Ahn reflect a salary of $320,000 and other compensation totaling $12,947 as a Company employee.
(3)	Mr. McIntosh and Mr. Hwang served as directors until June 2015.

Elements of Non-Employee Director Compensation

The Company’s director compensation program is designed to attract and retain qualified, independent directors to represent shareholders on the Board and act in their best interest. The Compensation Committee, which consists solely of independent directors, has primary responsibility for setting our director compensation program. Radford assists the Compensation Committee in evaluating our director compensation program.

In July 2015, the Compensation Committee reviewed an assessment by Radford regarding director compensation. Based on its review of Radford’s assessment, the Compensation Committee recommended to the Company’s Board of Directors that certain increases be made in order to position the applicable elements of compensation closer to the competitive median of the peer group used for the purposes of director compensation. In addition, certain compensation practices, including payment of additional compensation to the Chairman of the Board, additional equity grants for new directors, and payment in retainer fees rather than meeting-based fees, were instituted to align better with prevailing market practices. On September 16, 2015, the Board of Directors approved the following non-employee director compensation structure, effective as of July 1, 2015:

Position	Compensation*
Director	$35,000 per annum, plus an additional $25,000 for the Chairman of the Board
Audit Committee (Chairman)	$15,000 per annum
Audit Committee (Member)	$7,500 per annum
Compensation Committee (Chairman)	$10,000 per annum
Compensation Committee (Member)	$5,000 per annum
Nominating and Corporate Governance Committee (Chairman)	$7,500 per annum
Nominating and Corporate Governance Committee (Member)	$3,750 per annum
*          Paid semi-annually.

The new cash compensation structure for non-employee directors replaced the following structure, which was effective through June 30, 2015:

Position	Compensation
Director	$20,000 per annum*, plus $2,000 per Board of Directors meeting (in-person) or $500 per Board of Directors meeting (via telephone)
Audit Committee (Chairman)	$1,200 per meeting
Audit Committee (Member)	$700 per meeting
Compensation Committee (Chairman)	$1,000 per meeting
Compensation Committee (Member)	$500 per meeting
Nominating and Corporate Governance Committee (Chairman)	$1,000 per meeting
Nominating and Corporate Governance Committee (Member)	$500 per meeting
Special Committee (i.e. Pricing Committee, etc.)	$500 per meeting
*          Paid semi-annually.

Additionally, the Board approved changes to equity compensation. Under the new policy, each incumbent non-employee director receives options to purchase 90,000 shares of the Company’s Common Stock (increased from 60,000). New directors, who were previously compensated with the same equity compensation as incumbent directors, receive 180,000 options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

We believe that during fiscal year 2015, our executive officers and directors and more than 10% beneficial owners timely filed all forms required to be filed under Section 16(a) of the Exchange Act.

Code of Ethics

We have adopted a code of conduct and ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, in accordance with applicable federal securities laws and as required by NYSE MKT.  The Code of Ethics is available on our corporate website at www.rexahn.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee charter requires that our Audit Committee review and approve all proposed transactions between the Company and any director, officer or other employee of the Company, and any holder of five percent or more of the Company’s voting capital stock, in order to ensure that any such transaction is on an arm’s length basis and in accordance with all applicable laws and regulations and the requirements of any exchange on which the Company’s securities may be listed from time to time. Based on the Company’s review of its transactions, there have been no transactions or proposed transactions considered to be related person transactions since January 1, 2015.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors of the Company has appointed an Audit Committee composed of three directors, each of whom meets the independence, qualification and experience requirements under the listing standards of NYSE MKT, Section 10A(m)(3) of the Exchange Act and applicable rules of the SEC.  The Board of Directors has adopted a written charter for the Audit Committee.  A copy of the Charter is available on the Company’s website at www.rexahn.com.

The Audit Committee’s responsibility is to provide assistance and guidance to the Board of Directors in fulfilling its oversight responsibilities to the Company’s shareholders with respect to (1) the Company’s corporate accounting and reporting practices, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence (4) the quality and integrity of the Company’s financial statements and reports, (5) reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors, and (6) producing this report.  The Audit Committee members are not professional accountants or auditors and these functions are not intended to replace or duplicate the activities of management or the independent auditors. Management has primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting.  Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. Baker Tilly, the Company’s independent auditing firm, is responsible for planning and carrying out an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The Audit Committee reviewed and discussed the Company’s audited financial statements with both management and with the Company’s independent registered auditors for 2015.

The Audit Committee has discussed with Baker Tilly the matters required under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.  In addition, the Audit Committee has received and reviewed the written disclosures and letter from Baker Tilly required by applicable requirements of the PCAOB regarding Baker Tilly’s communications with the Audit Committee concerning independence, and has discussed with Baker Tilly its independence.

Both the Company’s management and auditors responded appropriately to issues raised by the Audit Committee.  Based on the review and discussions referred to above, the Audit Committee determined that the audited financial statements be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2015 for filing with the SEC.

By the Audit Committee:

Richard J. Rodgers (Chairman)
Charles Beever
Kwang Soo Cheong

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote for the ratification of the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  Baker Tilly has no direct or indirect financial interest in the Company.  A representative of Baker Tilly is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

If the shareholders do not ratify this appointment, the Audit Committee may consider other independent public accountants or continue the appointment of Baker Tilly.

Fees

The following table presents fees for professional audit services rendered by our independent registered public accounting firm for the audits of the Company’s annual financial statements for the years ended December 31, 2015 and 2014, respectively.

	2015	2014
Audit Fees[1]	$205,312	$229,434
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees[2]	-	390

(1) Audit Fees relate to the audit of the Company’s financial statements, reviews of financial statements included in the Company’s quarterly reports on Form 10-Q, comfort letters requested for the Company’s financing, and the auditor consents to registration statements.
(2) Other Fees relate to fees associated with XBRL compliance services.

All audit and non-audit services to be performed by the Company’s independent accountant must be approved in advance by the Audit Committee. The Audit Committee may delegate to one of its members or a subcommittee of the Audit Committee the authority to grant pre-approvals with respect to non-audit services. For audit services, each year the independent accountant provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year.  This letter must be formally accepted by the Audit Committee before the audit commences. The independent accountant also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

Change in Independent Registered Accounting Firm

On October 1, 2014, the Company was notified that the audit practice of ParenteBeard LLC (“ParenteBeard”) an independent registered public accounting firm, was combined with Baker Tilly in a transaction pursuant to which ParenteBeard combined its operations with Baker Tilly and certain of the professional staff and partners of ParenteBeard joined Baker Tilly either as employees or partners of Baker Tilly. On October 1, 2014, ParenteBeard resigned as the auditor of the Company and with the approval of the Audit Committee of the Company’s Board of Directors, Baker Tilly was engaged as its independent registered public accounting firm.

Prior to engaging Baker Tilly, the Company did not consult with Baker Tilly regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinion that might be rendered by Baker Tilly on the Company’s financial statements, Baker Tilly did not provide any written report or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue, and the Company did not consult with Baker Tilly regarding any matter that was either the subject of a “disagreement” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Baker Tilly regarding the Company’s financial statements for the fiscal years ended December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the interim period from the end of 2013 through October 1, 2014, the date of ParenteBeard’s resignation, there were no (i) “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard would have caused it to make reference to such disagreement in its reports, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Board of Directors recommends a vote FOR the ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY’S STOCK OPTION PLAN

The Board of Directors recommends a vote for approval of an amendment and restatement of the Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan (the “2013 Plan”), including to provide for awards of restricted stock or restricted stock units, including dividend equivalent rights on such restricted stock units, to be granted under the 2013 Plan (the “Amendment and Restatement”).

General

The 2013 Plan became effective on March 7, 2013. Upon the recommendation of the Compensation Committee of the Board of Directors and subject to receipt of shareholder approval at the Annual Meeting, on April 14, 2016 the Board of Directors approved the Amendment and Restatement.

The 2013 Plan is designed to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve shareholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.  To accomplish such purpose, the 2013 Plan currently permits the granting of stock options, including nonqualified stock options and incentive stock options qualifying under Section 422 of the Code, and, if approved by shareholders at the Annual Meeting, will also permit the granting of restricted stock and restricted stock units (collectively the “Awards”).  The Board of Directors believes that adoption of the 2013 Plan, as amended and restated, is in the best interest of the Company and our shareholders.  Even if the Amendment and Restatement is not approved by shareholders, the 2013 Plan will continue in effect and the Company may grant Awards of options with the remaining shares available for issuance.

Description of the 2013 Plan

The following description of the 2013 Plan is a summary of its terms and is qualified in its entirety by reference to the 2013 Plan itself, a copy of which is attached hereto as Appendix A.

Effective Date. The 2013 Plan became effective on March 7, 2013. The 2013 Plan, as amended and restated, will become effective as of the date of the Annual Meeting, if approved by shareholders.

Administration. The 2013 Plan is administered and interpreted by the Compensation Committee of the Board of Directors. The members of the Compensation Committee shall be both “Non-Employee Directors” within the meaning of SEC Rule 16b-3, and “outside directors” within the meaning of Section 162(m) of the Code.

Eligible Participants. Awards may be granted to our officers, employees, consultants and directors except that consultants and non-employee directors will not be eligible to receive Awards of incentive stock options.  As of April 13, 2016, there are approximately 25 individuals eligible to participate in the 2013 Plan.

Number of Shares Covered by the 2013 Plan. The maximum number of shares of common stock reserved for issuance under the 2013 Plan was 17,000,000 shares.

As of April 13, 2016, 6,862,928 shares of common stock remain available for issuance under the 2013 Plan.  In the event of a reclassification, recapitalization, stock split, stock dividend, combination of shares, or other similar event, the number of shares of common stock under the 2013 Plan, the number of shares to which any Award relates and the exercise price per share of any Award shall be adjusted to reflect such increase or decrease in the total number of shares of common stock outstanding.  On April 13, 2016, the closing price of a share of common stock as reported on the NYSE MKT was $0.32 per share.

Awards. Under the 2013 Plan, the Compensation Committee determines which employees, including officers, non-employee directors and consultants will be granted Awards, what types of Awards will be granted, the number of shares subject to each Award, the exercise price or purchase price of each Award, and the vesting period of each Award.

Terms and Conditions of Options.   The Compensation Committee may grant incentive stock options and nonqualified stock options under the 2013 Plan.  Under the 2013 Plan, the per share exercise price of each stock option must be no less than the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to employees who beneficially own 10% or more of the total combined voting power of all classes of shares of the Company).

Options will generally become vested and exercisable as provided by the Compensation Committee and as set forth in a written option grant agreement.  The right to exercise vested options is cumulative. However, no vesting generally may occur on or after an option holder’s employment or service with the Company is terminated, except as may be specified by the Compensation Committee in a written grant agreement at the time an option is granted.

Except as otherwise provided by the Compensation Committee in a written grant agreement, each stock option or portion thereof will be exercisable at any time on or after it vests and is exercisable until the earlier of either: (i) ten years after its date of grant or (ii) the date on which an option holder's employment or service terminates.

Stock options generally may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of except by will or the laws of descent and distribution, and during a participant’s lifetime, may be exercisable only by the participant or his guardian or legal representative. In addition, a participant who holds a nonqualified stock option may transfer such option to certain family members, to certain family trusts and or pursuant to a qualified domestic relations order, as described in the 2013 Plan.  Awards transferred in accordance with the 2013 Plan will be exercisable by the transferee according to the same terms and conditions as applied to the participant.

Terms and Conditions of Restricted Stock and Restricted Stock Units. Subject to the provisions of the 2013 Plan, the Compensation Committee will determine the terms and conditions of each Award of restricted stock or restricted stock units, including the restricted period for all or a portion of the Award, the restrictions applicable to the Award in addition to or other than the expiration of the restricted period, including the achievement of corporate or individual performance goals, and the purchase price, if any, for the common stock subject to the Award.

A participant who receives a grant of restricted stock will have the right to vote the shares of restricted stock and receive dividend payments or distributions, except to the extent limited by the Compensation Committee or the 2013 Plan.  The Compensation Committee may provide in a grant agreement for restricted stock that (a) any cash dividend payments or distributions paid on restricted stock will be reinvested in shares of common stock, which may be subject to the same vesting conditions and restrictions as applicable to such underlying shares of restricted stock, or (b) any dividend payments or distributions on shares of restricted stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of restricted stock.  A participant who receives a grant of restricted stock units will have no voting or dividend rights or other rights of a shareholder.

Awards of restricted stock and restricted stock units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of except by will or the laws of descent and distribution.

Terms and Conditions of Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to a participant in connection with an Award under the 2013 Plan, or without regard to any other Award, except that no dividend equivalent right may be granted in connection with, or related to an option.  Dividend equivalent rights will entitle participants to receive cash, common stock, other Awards or other property equal in value to dividends or other period payments paid or made with respect to a specified number of common stock.  The terms and conditions of Awards of dividend equivalent rights will be specified in the applicable grant agreement.

Dividend equivalents credited to the holder of thereof may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional common stock, which may thereafter accrue additional dividend equivalent rights (with or without being subject to forfeiture or a repayment obligation).  Any such reinvestment will be at the fair market value of the common stock on the reinvestment date.  Dividend equivalent rights may be settled in cash or common stock or a combination thereof, in a single installment or in multiple installments, as determined by the Compensation Committee.

A dividend equivalent right granted as a component of another Award may provide that the dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, the other Award, and that the dividend equivalent right will expire or be forfeited or annulled under the same conditions as the other Award.  A dividend equivalent right granted as a component of another Award also may contain terms and conditions that are different from the terms and conditions of the other Award. Dividend equivalents may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of except by will or the laws of descent and distribution.

No Repricing without Shareholder Approval.  Except in connection with certain transactions involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of stock, other securities or other property), stock split, extraordinary dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of stock or other securities or similar transaction), and notwithstanding any provision to the contrary in the 2013 Plan, the Company may not, without obtaining stockholder approval: (i) amend the terms of outstanding options to reduce the exercise price of such outstanding options; (ii) cancel outstanding options in exchange for or substitution of options with an exercise price that is less than the exercise price of the original options; or (iii) cancel outstanding options with an exercise price above the current fair market value in exchange for cash or other securities, unless such action would not be deemed to be a repricing under the rules of any securities exchange market on which the stock is listed or traded.

Exercise of Awards. Awards may be exercised by payment of the exercise price of the shares to be acquired in accordance with the provisions of the written grant agreement evidencing such Awards, and/or such rules and regulations as the Compensation Committee may have prescribed, and/or such determinations, orders, or decisions as the Compensation Committee may have made. Payment of the exercise price for any shares of stock of an option, or the purchase price, if any, for restricted stock or restricted stock units may be made in cash (or cash equivalents acceptable to the Compensation Committee) or, unless otherwise determined by the Compensation Committee, in shares of common stock or a combination of cash and shares of common stock, or by such other means as the Compensation Committee may prescribe. Shares of common stock delivered in payment of the exercise price may be previously owned shares or, if approved by the Compensation Committee, shares acquired upon exercise of the option.  The Compensation Committee may authorize the payment of the exercise price for options or purchase price, if any, for restricted stock or restricted stock units by broker-assisted cashless exercise.

Adjustments. The Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the  Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2013 Plan.

Effect of a Change in Control. Upon a Change in Control (as defined below), the Compensation Committee will take action as it deems appropriate and equitable to effectuate the purposes of the 2013 Plan and to protect the participants, including, without limitation, any one or more of the following: (i) acceleration of vesting of any restricted stock, restricted stock units, or dividend equivalent rights, (ii) acceleration or change of the exercise dates of any option, (iii) arrangements with participants for the payment of appropriate consideration for the cancellation and surrender of any Award, or (iv) in any case where equity securities other than stock of the Company are to be delivered in exchange for or with respect to stock of the Company, arrangements providing that any Award shall become one or more award with respect to such other equity securities.

Definition of a Change in Control.  A Change in Control means (i) any sale, exchange or other disposition of all or substantially all of the Company’s assets to an unrelated person or entity, or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction.

Liquidation or Dissolution. If the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization, and except as provided in any grant agreement), then notwithstanding any restrictions on exercise set forth in the 2013 Plan: (i) the Awards of restricted stock and restricted stock units shall fully vest, (ii) each participant shall have the right to exercise his or her option, to the extent vested and exercisable, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and the Compensation Committee may make arrangements for the payment of appropriate consideration to them for the cancellation and surrender of any Award that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution.

Amendment and Termination.  The 2013 Plan may be amended or terminated by our Board of Directors at any time and, subject to limitations under the 2013 Plan, the Awards granted under the 2013 Plan may be amended by the Compensation Committee at any time, provided that no such action to the 2013 Plan or an Award may, without a participant’s written consent, adversely affect in any material way any previously granted Award. No amendment that would (i) amend the no repricing provisions of the 2013 Plan, or (ii) require shareholder approval under any securities exchange or over-the-counter market upon which the Company’s stock trade may become effective without shareholder approval.

Shareholder Approval. No Awards of restricted stock, restricted stock units, or dividend equivalent rights will be granted under the 2013 Plan unless the 2013 Plan, as amended and restated, is approved by shareholders.  Even if the Amendment and Restatement is not approved by shareholders, the 2013 Plan will continue in effect and the Company may grant Awards of options with the remaining shares available for issuance.

Certain U.S. Federal Income Tax Consequences

Set forth below is a discussion of certain United States federal income tax consequences with respect to Awards that may be granted pursuant to the 2013 Plan. The following discussion is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2013 Plan.

(i)	Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to us or to the participant. A participant will not recognize taxable income, and we will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares of our common stock acquired over the option exercise price will be includable in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the participant does not dispose of the shares of our common stock acquired within one year after their receipt, and within two years after the option was granted, gain or loss recognized on the subsequent disposition of the shares of our common stock will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of our common stock on the date of exercise over the option exercise price or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized. Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount as the participant recognizes such ordinary income.

(ii)	Non-qualified Stock Options. In general, the grant of a non-qualified stock option will not result in any immediate tax consequences to us or the participant. Upon the exercise of a non-qualified stock option, generally the participant will recognize ordinary income and we will be entitled to a deduction, in each case, in an amount equal to the excess of the fair market value of the shares of our common stock acquired at the time of exercise over the option exercise price. In the event of a subsequent sale of shares received upon the exercise of a non-qualified stock option, any appreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant’s basis in such shares. The participant’s basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the non-qualified stock option.

(iii)	Restricted Stock. A participant who receives a grant of restricted stock will not recognize any taxable income in the year of the Award if the common stock is subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). A participant, however, may elect under Section 83(b) of the Code to recognize compensation income in the year of the Award in an amount equal to the fair market value of the common stock on the date of the Award, determined without regard to the restrictions. If the participant does not make a Section 83(b) election, the fair market value of the common stock on the date on which the restrictions lapse will be treated as compensation income to the participant and will be taxable in the year in which the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the participant in the year in which the participant is taxed on the income, if the Company complies with applicable reporting requirements and with the restrictions of Section162(m) of the Code.

(iv)	Restricted Stock Units. A distribution of common stock or a payment of cash in satisfaction of restricted stock units will be taxable as ordinary income when the distribution or payment is actually or constructively received by the participant. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received or, in the case of a cash award, the amount of the cash payment. The Company will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the participant if the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code.

(v)	Dividend Equivalent Rights. Participants under the 2013 Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the participant pursuant to the Award. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2015, about shares of our Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of our existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants Rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders*	12,590,982	$0.83	10,080,018
Equity compensation plans not approved by security holders	-	-	-
Total	12,590,982	$0.83	10,080,018

*	As of December 31, 2015, there were 6,912,482 outstanding options under the 2013 Plan, which became effective in June 2013. With the adoption of the 2013 Plan, no new stock options may be issued under the Rexahn Pharmaceuticals, Inc. Stock Option Plan (the “2003 Plan”), which initially became effective in August 2003 as the Rexahn Corporation Stock Option Plan, but previously issued options under the 2003 Plan remain outstanding until their expiration. As of December 31, 2015, there were 5,678,500 outstanding options under the 2003 Plan.

 New Plan Benefits

Awards granted under the 2013 Plan to our executive officers, directors and other employees are discretionary and are not subject to set amounts, and we have not approved any awards that are conditioned on shareholder approval of Proposal No. 3. Accordingly, we cannot determine the benefits or number of shares that may be granted in the future under the 2013 Plan, nor can we determine the amounts which would have been granted for the last completed fiscal year if the amended plan would have been in effect.

Previous Equity Grants

The following table provides information about all equity grants under the 2013 Plan since it was adopted in 2013, as of April 13, 2016:

Name of Individual or Identity of Group	Number of Equity Awards Granted Since Inception of Plan
Peter Suzdak	3,861,689
Tae Heum Jeong	707,185
Rakesh Soni	25,500
Ely Benaim	1,798,734
All Current Executive Officers	6,367,608
Chang H. Ahn	872,793
Peter Brandt	210,000
Charles Beever	210,000
Mark Carthy	170,000
Kwang Soo Cheong	210,000
Richard J. Rodgers	120,000
All Current Directors who are not Executive Officers	1,792,793
Reza Mazhari	572,853
All Employees (Including Officers who are not Executive Officers)	2,501,464

The Board of Directors recommends a vote FOR approval of the amendment and restatement of the Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan.

SHAREHOLDER PROPOSALS

Shareholder Proposals Pursuant to Rule 14a-8

Shareholders interested in submitting a proposal for inclusion in the proxy statement for the 2017 Annual Meeting may do so by submitting the proposal in writing to the Company’s executive offices, 15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850, Attention: Corporate Secretary.  Pursuant to Rule 14a-8 under the Exchange Act, to be eligible for inclusion in our proxy statement, shareholder proposals must be received no later than December 19, 2016, which is 120 days prior to the anniversary date of this Proxy Statement.  The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement.

Nominations and Shareholder Proposals Under our Bylaws

The Company’s Amended and Restated Bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board of Directors and shareholder proposals to be brought before an annual meeting.  Shareholder proposals and nominations may not be brought before the Annual Meeting unless, among other things, the shareholder’s submission contained certain information concerning the proposal or the nominee, as the case may be, and other information specified in the Company’s Amended and Restated Bylaws, and the shareholder’s submission was received by us no earlier than the close of business on February 5, 2016, and no later than March 6, 2016.  No notice that a shareholder intends to present a proposal or nomination for the Annual Meeting was received.  Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting.

Shareholder proposals and nominations may not be brought before the 2017 Annual Meeting unless, among other things, the shareholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in the Company’s Amended and Restated Bylaws, and the shareholder’s submission is received by us no earlier than the close of business on February 10, 2017, and no later than March 11, 2017.  Proposals or nominations not meeting these requirements will not be entertained at the 2017 Annual Meeting.

Shareholders recommending candidates for consideration by the Nominating and Corporate Governance Committee must provide the candidate’s name, biographical data and qualifications.  Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.  These requirements are separate from, and in addition to, the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the proxy statement.  A copy of the full text of these bylaw provisions may be obtained from our website at www.rexahn.com.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Shareholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.  Our public filings are also available from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov.  The Company’s Annual Report on Form 10-K, for the year ended December 31, 2015 was mailed along with this Proxy Statement.

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROXY STATEMENT IS DATED APRIL 18, 2016.  SHAREHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

AVAILABILITY OF FORM 10-K

We are making available on the Internet or providing, upon request, without charge, to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-K, including our financial statements but excluding the exhibits to Form 10-K. The Annual Report includes a list of the exhibits that were filed with the Form 10-K, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please contact our Secretary, Tae Heum Jeong at 240-268-5300 or write us at 15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850.  You may also send an email to us at ir@rexahn.com.  Our Annual Report on Form 10-K, and our other filings with the SEC, including the exhibits, are also available for free on the SEC’s website at www.sec.gov.

HOUSEHOLDING

If you are a beneficial owner, but not the record holder, of shares of the Company’s Common Stock, your broker, bank or other nominee may only deliver one (1) copy of this Proxy Statement and our 2015 Annual Report to multiple shareholders at the same address, unless that nominee has received contrary instructions from one (1) or more of the shareholders.  We will deliver, upon request, a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered.  A shareholder desiring to receive a separate copy of the Proxy Statement and 2015 Annual Report, now or in the future, should call our Secretary, Tae Heum Jeong, at 240-268-5300, or submit a request by writing to 15245 Shady Grove Road, Suite 455, Rockville, Maryland 20850 or by emailing us at ir@rexahn.com. Also, beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the same address in the future.

April 18, 2016

Appendix A

REXAHN PHARMACEUTICALS, INC.
2013 STOCK OPTION PLAN,
AS AMENDED AND RESTATED

REXAHN PHARMACEUTICALS, INC.
2013 STOCK OPTION PLAN,
AS AMENDED AND RESTATED

1.	Establishment and Purpose

REXAHN PHARMACEUTICALS, INC., a Delaware corporation (the “Corporation”) hereby establishes the REXAHN PHARMACEUTICALS, INC. 2013 STOCK OPTION PLAN, AS AMENDED AND RESTATED (the “Plan”) upon the terms and conditions hereafter stated. The purpose of the Plan is to promote the long-term growth and profitability of the Corporation by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best available persons for positions of substantial responsibility. To accomplish such purpose, the Plan permits the granting of stock options, including nonqualified stock options and incentive stock options qualifying under Section 422 of the Code, restricted stock, restricted stock units, and dividend equivalent rights.

2.	Definitions

Under the Plan, except where the context otherwise indicates, the following definitions apply:

(a)            “Amendment Date” shall mean June 9, 2016 subject to approval of the Plan by the Corporation’s stockholders on such date, the Plan having been approved by the Board on April 14, 2016.

(b)            “Award” shall mean a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, or Dividend Equivalent Rights.

(c)            “Board” shall mean the Board of Directors of the Corporation.

(d)            “Change in Control” shall mean (i) any sale, exchange or other disposition of all or substantially all of the Corporation's assets to an unrelated person or entity; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the holders of the Corporation's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction.

(e)            “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

(f)            “Committee” shall mean the Board or committee of Board members appointed pursuant to Section 3 of the Plan to administer the Plan.

(g)           “Dividend Equivalent Rights” means a right, granted to a Grantee pursuant to Section 8, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

(h)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i)             “Fair Market Value” of a share of the Corporation's Stock for any purpose on a particular date shall be determined by the Committee to mean:

i.                     at any time the  Stock continues to be listed or traded on any securities exchange market, the closing price per share of Stock as reported on such date, or

ii.                    if the Stock is no longer listed on a securities exchange, the last reported sale price per share of Stock in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. OTC Bulletin Board, the National Quotation Bureau Incorporated or any similar organization or agency reporting prices in the over-the-counter market, or

iii.                  at any time the Stock is not listed on any securities exchange market or quoted in an over-the-counter market, the value of a share of Stock so determined by the Board in good faith.

(j)            “Grant Agreement” shall mean a written agreement between the Corporation and a Grantee memorializing the terms and conditions of Options, Restricted Stock, or Restricted Stock Units pursuant to the Plan.

(k)           “Grant Date” shall mean the date on which the Committee formally acts to grant an Award to a Grantee or such other date as the Committee shall so designate at the time of taking such formal action.

(l)             “Grantee” shall mean any eligible person who receives an Award under the Plan pursuant to a Grant Agreement.

(m)          “Option” shall mean any stock option awarded hereunder.

(n)            “Original Effective Date” means March 7, 2013, the date on which the Plan was originally approved by the Board.

(o)            “Parent” shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of “parent corporation” provided in Section 424(e) of the Code, or any successor thereto of similar import.

(p)            “Restricted Period” shall mean a period of time established by the Committee during which an Award of Restricted Stock or Restricted Stock Units is subject to restrictions.

2

(q)            “Restricted Stock” shall mean shares of Stock awarded to a Grantee pursuant to Section 7.

(r)            “Restricted Stock Unit” shall mean a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 7 that may be settled, subject to the terms and conditions of the applicable Grant Agreement, in shares of Stock, cash, or a combination thereof.

(s)            “Rule 16b-3” shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

(t)            “Stock” shall mean shares of the Corporation's common stock, par value of $.0001 per share.

(u)           “Subsidiary” and “subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in Section 424(f) of the Code, or any successor thereto of similar import.

3.	Administration

(a)           Procedure.  The Plan shall be administered by the Board. In the alternative, the Board may appoint a Committee to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term “Committee” as used herein shall be deemed to mean the Board, other than for purposes of Section 3(b).

The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

(b)           Procedure After Registration of the Stock.  Notwithstanding the provisions of Section 3(a) above, in the event that the Stock or any other capital stock of the Corporation becomes registered under Section 12 of the Exchange Act, the members of the Committee shall be both “Non-Employee Directors” within the meaning of Rule 16b-3, and “outside directors” within the meaning of Section 162(m) of the Code. Upon and after the point in time that the Stock or any other capital stock of the Corporation becomes registered under Section 12 of the Exchange Act, the Board shall take all action necessary to cause the Plan to be administered in accordance with the then effective provisions of Rule 16b-3, provided that any amendment to the Plan required for compliance with such provisions shall be made in accordance with Section 9 and Section 14 of the Plan.

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(c)           Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

i.                determine the eligible persons to whom, and the time or times at which Awards shall be granted,

ii.              determine the types of Awards to be granted,

iii.             determine the number of shares of Stock to be covered by each Award,

iv.             impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate,

v.              subject to the limitation on repricing in Section 9, modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award which would adversely affect the Grantee without the Grantee’s consent,

vi.            accelerate or otherwise change the time period in which an Award may be exercised and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any Grantee’s employment, and

vii.           establish objectives and conditions, if any, for the granting and/or vesting of Awards and determining whether Awards will be granted and/or vested after the end of a performance period.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee’s sole and absolute discretion.

(d)           Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

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(e)           Indemnification. To the maximum extent permitted by law, the members of the Board and Committee shall be indemnified by the Corporation in respect of all their activities under the Plan.

(f)            Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4.	Maximum Shares Available for the Plan

Subject to adjustments as provided in Section 13 of the Plan, the shares of Stock that may be delivered or purchased with respect to Awards granted under the Plan, including with respect to incentive stock options intended to qualify under Section 422 of the Code, shall not exceed an aggregate of seventeen million (17,000,000) shares of Stock of the Corporation.  The Corporation shall reserve said number of shares for Awards under the Plan, subject to adjustments as provided in Section 13 of the Plan.  If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled without the delivery of shares of Stock or other consideration, the shares of Stock subject to such Award shall thereafter be available for future Awards under the Plan.

5.	Participation

Participation in the Plan shall be open to all employees, officers, directors and consultants of the Corporation, or of any Parent or Subsidiary of the Corporation, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation.  To the extent necessary to comply with Rule 16b-3 or to constitute an “outside director” within the meaning of Section 162(m) of the Code, and only in the event that Rule 16b-3 or Section 162(m) of the Code is applicable to the Plan or an Award granted thereunder, Committee members shall not be eligible to participate in the Plan while members of the Committee.

Awards may be granted to such eligible persons and for or with respect to such number of shares of Stock as the Committee shall determine, subject to the limitations in Section 4 and Section 6(d) of the Plan. A grant of any type of Award made in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

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6.	Stock Options

Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants awards of nonqualified stock options or incentive stock options as that term is defined in Section 422 of the Code. The Options granted shall be subject to the following terms and conditions.

(a)           Grant of Option. The grant of an Option shall be evidenced by a Grant Agreement, executed by the Corporation and the Grantee, stating the number of shares of Stock subject to the Option evidenced thereby and the terms and conditions of such Option, in such form as the Committee may from time to time determine.

(b)           Price. The price per share payable upon the exercise of each Option (“exercise price”) shall be determined by the Committee; provided, however, that  the exercise price shall not be less than 100% of the Fair Market Value of the shares on the date any Option is granted.

(c)          Terms of Options. The term during which each Option may be exercised shall be determined by the Committee; provided, however, that in no event shall an incentive stock option be exercisable more than ten (10) years from the date it is granted. Prior to the exercise of the Option and delivery of the shares certificates represented thereby, the Grantee shall have none of the rights of a stockholder with respect to any shares represented by an outstanding Option.

(d)           Restrictions on Incentive Stock Options.  Incentive stock options granted under the Plan shall comply in all respects with Code Section 422 and, as such, shall meet the following additional requirements:

i.                Grant Date. An incentive stock option must be granted within 10 years of the earlier of the Plan's original adoption by the Board or approval by the Corporation’s stockholders.

ii.              Exercise Price and Term. The exercise price of any incentive stock option granted to a Grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or its Parent or Subsidiary corporations (within the meaning of Sections 422 and 424 of the Code) shall be not less than 110% of the Fair Market Value of the shares covered by the Option on the Grant Date and the term of such Option shall not exceed five (5) years.

iii.             Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Stock, or any other shares of capital stock, with respect to which all incentive stock options first become exercisable by any Grantee in any calendar year under this or any other plan of the Corporation and its Parent and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such Options shall be treated as nonqualified stock options. In such case, the Corporation may designate the shares of Stock that are to be treated as stock acquired pursuant to the exercise of an incentive stock option by issuing a separate certificate for such shares and identifying the certificate as incentive stock option shares in the stock transfer records of the Corporation.

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iv.            Permitted Grantees. Incentive stock options shall only be issued to employees of the Corporation, or of a Parent or Subsidiary of the Corporation.

v.              Designation. No Option shall be an incentive stock option unless so designated by the Committee in the Grant Agreement evidencing such Option.

(e)           Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7.	Restricted Stock and Restricted Stock Units

(a)           Grant of Restricted Stock and Restricted Stock Units. The grant of an Restricted Stock or Restricted Stock Units shall be evidenced by a Grant Agreement, executed by the Corporation and the Grantee, stating the number of shares of Stock underlying the Restricted Stock or Restricted Stock Units and the terms and conditions of such Award, in such form as the Committee may from time to time determine. Awards of Restricted Stock and Restricted Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past service or, if so provided in the related Grant Agreement or a separate agreement, the promise by the Grantee to perform future service to the Corporation or an affiliate.

(b)           Restrictions. At the time a grant of Restricted Stock or Restricted Stock Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock or Restricted Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Restricted Stock Units.

(c)           Registration; Restricted Stock Certificates.  To the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Grant Agreement.  Subject to the immediately following sentence, the Corporation may issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock.  The Committee may provide in a Grant Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Corporation shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Corporation or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Corporation with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with applicable laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Grant Agreement.

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(d)           Rights of Holders of Restricted Stock.  Unless the Committee provides otherwise in a Grant Agreement and subject to the restrictions set forth in the Plan, any applicable Corporation program, and the applicable Grant Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock.  The Committee may provide in a Grant Agreement evidencing a grant of Restricted Stock that (a) any cash dividend payments or distributions paid on Restricted Stock shall be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock or (b) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock.  All stock dividend payments or distributions, if any, received by a Grantee with respect to shares of Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock.

(e)           Rights of Holders of Restricted Stock Units

i.               Voting and Dividend Rights.  Holders of Restricted Stock Units shall have no rights as stockholders of the Corporation (for example, the right to receive dividend payments or distributions attributable to the shares of Stock underlying such Restricted Stock Units, to direct the voting of the shares of Stock underlying such Restricted Stock Units, or to receive notice of any meeting of the Corporation’s stockholders).

ii.              Creditor’s Rights.  A holder of Restricted Stock Units shall have no rights other than those of a general unsecured creditor of the Corporation.  Restricted Stock Units represent unfunded and unsecured obligations of the Corporation, subject to the terms and conditions of the applicable Grant Agreement.

(f)            Termination of Service.  Unless the Committee provides otherwise in a Grant Agreement, in another agreement with the Grantee, or otherwise in writing after such Grant Agreement is issued, but prior to termination of Grantee’s service, upon the termination of such Grantee’s service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of such Restricted Stock or Restricted Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or dividend equivalent rights, as applicable, with respect to such Restricted Stock or Restricted Stock Units.

(g)           Purchase of Restricted Stock and Shares of Stock Subject to Restricted Stock Units.  The Grantee of an Award of Restricted Stock or vested Restricted Stock Units shall be required, to the extent required by applicable laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Restricted Stock Units from the Corporation at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested Restricted Stock Units or (y) the purchase price, if any, specified in the Grant Agreement relating to such Restricted Stock or such vested Restricted Stock Units.  Such purchase price shall be payable in a form provided in Section 10 or, in the sole discretion of the Committee, in consideration for service rendered or to be rendered by the Grantee to the Corporation or an affiliate.

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(h)           Delivery of Shares of Stock.  Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Stock or Restricted Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Grant Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such shares of Stock shall be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be.  Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the shares of Stock represented by such Restricted Stock Unit have been delivered.

8.	Dividend Equivalent Rights

(a)	Grant of Dividend Equivalent Rights

A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee; provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options. The terms and conditions of Dividend Equivalent Rights will be specified in a Grant Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the Fair Market Value on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right will expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions that are different from the terms and conditions of such other Award.

(b)	Termination of Service

Unless the Committee otherwise provides in a Grant Agreement, in another agreement with the Grantee, or otherwise in writing after such Grant Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights will automatically terminate upon such Grantee’s termination of service for any reason.

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9.	No Repricing without Stockholder Approval

Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), and notwithstanding any provision to the contrary in the Plan, the Corporation may not: (a) amend the terms of outstanding Options to reduce the exercise price of such outstanding Options; (b) cancel outstanding Options in exchange for or substitution of Options with an exercise price that is less than the exercise price of the original Options; or (c) cancel outstanding Options with exercise price above the current Fair Market Value in exchange for cash or other securities, in each case, unless such action (i) is subject to and approved by the Corporation’s stockholders or (ii) would not be deemed to be a repricing under the rules of any securities exchange market on which the Stock is listed or traded.

10.	Payment.

Options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment of the exercise price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock or vested Restricted Stock Units may be made in cash (or cash equivalents acceptable to the Committee) or, unless otherwise determined by the Committee, in shares of Stock or a combination of cash and shares of Stock, or by such other means as the Committee may prescribe.  The Fair Market Value of shares of Stock delivered on exercise of Options shall be determined as of the date of exercise.  Shares of Stock delivered in payment of the exercise price may be previously owned shares or, if approved by the Committee, shares acquired upon exercise of the Option. Any fractional share will be paid in cash.

For so long as the Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Committee, subject to such limitations as it may determine, may authorize payment of the exercise price for Options or purchase price, if any, for Restricted Stock and Restricted Stock Units, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm designated by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

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11.	Withholding of Taxes

The Corporation may require, as a condition to the grant of any Award under the Plan or exercise pursuant to such Option or to the delivery of certificates for shares issued or payments of cash to a Grantee pursuant to the Plan or a Grant Agreement (hereinafter collectively referred to as a “taxable event”), that the Grantee pay to the Corporation, in cash or, unless otherwise determined by the Corporation, in shares of Stock, including shares acquired upon exercise of the Option, valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such Grantee to cover any such taxes.

12.	Transferability

Awards shall not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of by a Grantee except by will or the laws of descent or distribution, and during a Grantee’s lifetime Options shall be exercisable only by such Grantee or the Grantee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, a Grantee who holds a nonqualified stock option may transfer such Option: (i) to his or her spouse, lineal ascendant, lineal descendants; (ii) to a duly established trust for the benefit of one or more of these individuals; or (iii) pursuant to a qualified domestic relations order. Options so transferred may thereafter be transferred only to the Grantee who originally received the grant or to an individual or trust to whom the Grantee would have initially transferred the Option pursuant to this Section 12. Awards which are transferred pursuant to this Section 12 shall be exercisable by the transferee according to the same terms and conditions as applied to the Grantee.

13.	Adjustments; Business Combinations

In the event of a reclassification, recapitalization, stock split, stock dividend, combination of shares, or other similar event, the maximum number and kind of shares with respect to which Awards may be granted under the Plan, as provided in Section 4 of the Plan, shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards granted under the Plan, and in any other matters which relate to Awards and which are affected by the changes in the Stock referred to above.

In the event of any Change in Control (but subject, in the case of any Grantee, to the terms of such Grantee’s Grant Agreement), the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of the Plan and to protect the Grantees of Awards, which action may include, but without limitation, any one or more of the following: (i) acceleration of vesting of any Restricted Stock, Restricted Stock Units, or Dividend Equivalent Rights; (ii) acceleration or change of the exercise dates of any Option; (iii) arrangements with Grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Award; or (iv) in any case where equity securities other than Stock of the Corporation are to be delivered in exchange for or with respect to Stock of the Corporation, arrangements providing that any Award shall become one or more award with respect to such other equity securities.

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The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding two paragraphs of this Section 13) affecting the Corporation, or the financial statements of the Corporation or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

In the event the Corporation dissolves and liquidates (other than pursuant to a plan of merger or reorganization, and except as provided in any Grant Agreement), then notwithstanding any restrictions on exercise set forth in the Plan: (i) each Grantee’s award of Restricted Stock and Restricted Stock Units shall fully vest, (ii) each Grantee shall have the right to exercise his or her Option, to the extent vested and exercisable, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (iii) the Committee may make arrangements with the Grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Award that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, delivery, cancellation, or surrender to avoid subjecting the Grantee to liability under Section 16(b) of the Exchange Act. Any Award not so vested, exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date. The Committee shall give each Grantee written notice of the commencement of any proceedings for such liquidation and dissolution of the Corporation and the Grantee's rights with respect to any outstanding Award.

14.	Termination and Modification of the Plan

The Board, without further approval of the stockholders, may modify or terminate the Plan or any portion thereof at any time, except that no modification shall become effective without prior approval of the stockholders of the Corporation if stockholder approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or quotation system established by any securities exchange or over-the-counter market upon which the Corporation’s Stock trades; including for this purpose stockholder approval that is required (i) for continued compliance with Rule 16b-3,  (ii) to enable the Committee to grant incentive stock options pursuant to the Plan, or (iii) for amendments made to the no repricing provision of Section 9.

The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Corporation or that may be authorized or made desirable by such laws. The Committee may amend or modify the grant of any outstanding Award in any manner to the extent that the Committee would have had the authority to make such Award as so modified or amended but no such action shall adversely affect the rights of any outstanding Award without the holder’s consent.

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15.	Non-Guarantee of Employment

Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation to terminate an employee at any time.

16.	Termination of Employment

For purposes of maintaining a Grantee’s continuous status as an employee and accrual of rights under any Award, transfer of an employee among the Corporation and the Corporation's Parent or Subsidiaries shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or contract.

17.	Written Agreement

Each Grant Agreement entered into between the Corporation and a Grantee with respect to an Award granted under the Plan shall incorporate the terms of the Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

18.	Non-Uniform Determinations

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants of Awards under the Plan, whether or not such persons are similarly situated.

19.	Limitation on Benefits

With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20.	Compliance with Securities Law

Shares of Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of share certificates for such Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any securities exchange or over-the-counter market upon which the Corporation’s Stock trades, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance to the extent such approval is sought by the Committee.

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21.	No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Corporation or its Parent or Subsidiary corporations from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases) as the Committee in its discretion determines desirable, including without limitation the granting of Awards otherwise than under the Plan.

22.	No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Grantee or any other person. To the extent that any Grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

23.	Governing Law

The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws rules and principles.

24.	Plan Subject to Certificate of Incorporation and By-Laws

The Plan is subject to the Certificate of Incorporation and By-Laws of the Corporation, as they may be amended from time to time.

25.	Effective Date; Termination Date

The Plan was effective as of the Original Effective Date.  The Plan, as amended and restated, will become effective as of the Amendment Date.  The Plan will terminate automatically ten years after the Amendment Date and may be terminated on any earlier date as provided in Section 14.

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REXAHN PHARMACEUTICALS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 9, 2016

The undersigned hereby appoints Peter Suzdak and Tae Heum Jeong, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of Rexahn Pharmaceuticals, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Rexahn Pharmaceuticals, Inc. to be held on June 9, 2016, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the election of each of the nominees for director named in Proposal 1 and “FOR” Proposals 2 and 3. If any other business is presented at the Annual Meeting of Shareholders, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting of Shareholders.

Please mark, date, sign, and mail your proxy promptly in the envelope provided
IMPORTANT: SIGNATURE REQUIRED ON THE OTHER SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲
KEEP THIS PORTION FOR YOUR RECORDS.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held June 9, 2016.

The Proxy Statement and 2015 Annual Report to Shareholders are available at: http://www.viewproxy.com/rexahn/2016

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.Proposal 1. Election of Directors Please mark your votes like this FOR AGAINST      ABSTAIN FOR WITHHOLD 01  Chang H. Ahn            02  Charles Beever   03  Peter Brandt   04  Mark Carthy   05  Kwang Soo Cheong   06  Richard J. Rodgers   07  Peter Suzdak     Proposal 2. To ratify the appointment    of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of Rexahn Pharmaceuticals, Inc. for the fiscal year ending December 31, 2016. Proposal 3. To approve an amendment and    restatement of the Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan (the “2013 Plan”), including to provide for awards of restricted stock or restricted stock units. DO NOT PRINT IN THIS AREA YES NO I/We plan to attend the meeting:     NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title as such. (Shareholder Name & Address Data) Signature Signature (if held jointly) Date:  , 2016 CONTROL NUMBER    PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone  INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.